As filed with the Securities and Exchange Commission on July 18, 2008
Registration No. 333-144784

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Plaza de San Nicolás, 4
48005 Bilbao
Spain
011-34-91-537-7000
011-34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 1
48005 Bilbao
Spain
011-34-91-537-7000
011-34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA U.S. SENIOR, S.A. UNIPERSONAL
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 1
48005 Bilbao
Spain
011-34-91-537-7000
011-34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 1
48005 Bilbao
Spain
011-34-91-537-7000
011-34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)

Emilio de las Heras Muela
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
1-212-728-1660
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:

Michael J. Willisch Davis Polk & Wardwell Paseo de la Castellana, 41 28046 Madrid, Spain 011-34-91-768-9610	William A. Plapinger Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN, England 011-44-20-7959-8900
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	unit	price	registration fee
Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A. (2)	(1)	(1)	(1)	(1)
Rights (ADR Rights)(3)
Non-cumulative Guaranteed Preferred Securities of BBVA International Preferred, S.A. Unipersonal
(Guaranteed) Senior Debt Securities of BBVA U.S. Senior, S.A. Unipersonal
(Guaranteed) Subordinated Debt Securities of BBVA Subordinated Capital, S.A. Unipersonal
Guarantees of Banco Bilbao Vizcaya Argentaria, S.A. in connection with the Non-cumulative Guaranteed Preferred Securities, the Senior Debt Securities and the Subordinated Debt Securities (4)

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all registration fees.

(2)	A separate registration statement on Form F-6 (Registration No. 333-142862) has been filed with respect to the American Depositary Shares evidenced by the American Depositary Receipts issuable upon deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share.

(3)	No separate consideration will be received for the Rights or ADR Rights. Pursuant to Rule 457(g), no registration fee is payable with respect to the Rights since the Rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(4)	No separate consideration will be received for the Guarantees in connection with the Non-cumulative Guaranteed Preferred Securities, the Senior Debt Securities and the Subordinated Debt Securities.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement and supplements to such Prospectus will also be used in connection with the offering of securities previously registered pursuant to the Registrant’s Registration Statement (File Nos. 333-144784 and 333-144784-01) and not issued.
EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement (Registration Nos. 333-144784 and 333-144784-01) is being filed for the principal purposes of (1) adding BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal as issuers and co-registrants to the Registration Statement thereunder, (2) adding additional classes of securities of BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal to the Registration Statement as described in the accompanying prospectus, (3) updating the information in Part II with respect to the addition of BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal and the additional classes of securities referred to herein and (4) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
Banco Bilbao Vizcaya Argentaria, S.A.
American Depositary Shares, each representing one Ordinary Share
BBVA International Preferred, S.A. Unipersonal
Non-cumulative Guaranteed Preferred Securities
Irrevocably and unconditionally guaranteed, on a subordinated basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
BBVA U.S. Senior, S.A. Unipersonal
Senior Debt Securities
Fully and unconditionally guaranteed, on a senior basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
BBVA Subordinated Capital, S.A. Unipersonal
Subordinated Debt Securities
Fully and unconditionally guaranteed, on a subordinated basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
     Banco Bilbao Vizcaya Argentaria, S.A. may offer from time to time American Depositary Shares, each representing one ordinary share, commonly referred to as ADSs, in one or more offerings.
     BBVA International Preferred, S.A. Unipersonal may offer from time to time non-cumulative guaranteed preferred securities in one or more offerings. The non-cumulative guaranteed preferred securities will be irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     BBVA U.S. Senior, S.A. Unipersonal may offer from time to time senior debt securities in one or more offerings. The senior debt securities will be fully and unconditionally guaranteed on a senior basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     BBVA Subordinated Capital, S.A. Unipersonal may offer from time to time subordinated debt securities in one or more offerings. The subordinated debt securities will be fully and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     This prospectus describes the general terms of these securities and the general manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal will offer these securities. The specific terms of any securities we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal will offer the securities. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
     Our ADSs are listed on the New York Stock Exchange under the trading symbol “BBV” and are also traded on the Lima (Peru) Stock Exchange, by virtue of an exchange agreement entered into between these two exchanges. Our ordinary shares are listed on each of the Madrid, Bilbao, Barcelona and Valencia stock exchanges and quoted on the Automated Quotation System of the Spanish stock exchanges. Our ordinary shares are also listed on the Frankfurt, London, Mexican, Milan and Zurich stock exchanges. If we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.
     Investing in our, BBVA International Preferred, S.A. Unipersonal’s, BBVA U.S. Senior, S.A. Unipersonal’s and BBVA Subordinated Capital, S.A. Unipersonal’s securities involves risks. See “Risk Factors” beginning on page 6.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of Spain, the United States or any other jurisdiction.
The date of this prospectus is July 18, 2008.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal nor BBVA Subordinated Capital, S.A. Unipersonal has authorized anyone to provide you with different information. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal nor BBVA Subordinated Capital, S.A. Unipersonal are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS
     This prospectus is part of registration statements that we, BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we, BBVA International Preferred, BBVA U.S. Senior and/or BBVA Subordinated Capital may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we, BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital may offer. Each time we, BBVA International Preferred, BBVA U.S. Senior or BBVA Subordinated Capital sell securities, we, BBVA International Preferred, BBVA U.S. Senior and/or BBVA Subordinated Capital, as the case may be, will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference.”

i

     In this prospectus, the terms “we,” “us,” “our,” “Bank”, “BBVA,” and “Guarantor” refer to Banco Bilbao Vizcaya Argentaria, S.A., unless otherwise indicated or the context otherwise requires. “BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
     The terms “subsidiary issuer”, “subsidiary issuers”, “issuer” and “issuers” refer to BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal or to any one of them. Banco Bilbao Vizcaya Argentaria, S.A. has guaranteed securities previously issued by BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal and will fully and unconditionally guarantee any securities issued by them pursuant to this prospectus.
     The term “BBVA International Preferred” refers to BBVA International Preferred, S.A. Unipersonal; the term “BBVA U.S. Senior” refers to BBVA U.S. Senior, S.A. Unipersonal; and the term “BBVA Subordinated Capital” refers to BBVA Subordinated Capital, S.A. Unipersonal.
     All references to the “preferred securities” are to the non-cumulative guaranteed preferred securities of BBVA International Preferred; all references to the “senior notes” are to the guaranteed senior debt securities of BBVA U.S. Senior; and all reference to the “subordinated notes” are to the guaranteed subordinated debt securities of BBVA Subordinated Capital. References to the “notes” are to the senior notes and the subordinated notes, collectively. All references to a “preferred security guarantee” are to a guarantee by the Guarantor of a preferred security; all references to a “senior guarantee” are to a guarantee by the Guarantor of a senior note; all references to a “subordinated guarantee” are to a guarantee by the Guarantor of a subordinated note; and all references to the “notes guarantees” are to the senior guarantees and the subordinated guarantees, collectively.
     All references to “Spain” refer to the Kingdom of Spain.
     In this prospectus and any prospectus supplement, “$,” “US$,” “U.S. dollars” and “dollars” refer to United States dollars; “€” and “euro” refer to euro; “£” refers to pounds sterling and “JPY” refer to Japanese yen.
WHERE YOU CAN FIND MORE INFORMATION
Ongoing Reporting
     We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 001-800-SEC-0330 for more information about the SEC’s public reference room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. You may also read this material at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The rules of the SEC allow us and the subsidiary issuers to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we and the subsidiary issuers can disclose important information to you by referring you to those documents; and

•	information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.
     We and the subsidiary issuers incorporate by reference the following documents:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we refer to as our 2007 Form 20-F, filed with the SEC on March 31, 2008;

•	our report on Form 6-K as furnished to the SEC on July 16, 2008 (the “March 31, 2008 Form 6-K”); and

•	any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.
     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Attention: Investor Relations
001-212-728-1660

FORWARD-LOOKING STATEMENTS
     Some of the statements included in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “intend,” “will,” “should,” “anticipate,” “estimate”, “project”, “probability”, “risk”, “target”, “Value-at-Risk,” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.
     In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
     We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2007 Form 20-F. Other factors could also adversely affect our and the subsidiary issuers’ results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2007 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:
•	general political, economic and business conditions in Spain, the European Union (“EU”), the United States, Latin America and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including taxes;

•	the monetary, interest rate and other policies of central banks in Spain, the European Union, the United States and elsewhere;

•	ongoing market adjustments in the real estate sectors in Spain and the United States;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

•	our ability to hedge certain risks economically;

•	the risk that the businesses of the BBVA Group and Compass Bancshares, Inc. (“Compass”) will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the transaction to acquire Compass may not be fully realized or may take longer to realize than expected;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

•	force majeure and other events beyond our control.
     The forward-looking statements made in this prospectus speak only as of the date of this prospectus. Neither we nor the subsidiary issuers intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and neither we nor the subsidiary issuers assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS
     You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors,” in our 2007 Form 20-F, in deciding whether to invest in the securities being offered pursuant to this prospectus. In addition, investing in the preferred securities, senior notes and subordinated notes involves risks. Any of the risks described below or in our 2007 Form 20-F, if they actually occur, could materially and adversely affect our and/or any of the subsidiary issuers’ business, results of operations, prospects and financial condition and the value of your investments.
We and the relevant subsidiary issuer will withhold Spanish withholding tax from any payment in respect of the ordinary shares, ADSs, preferred securities, senior notes and subordinated notes, as the case may be, as to which the required beneficial owner information is not provided on a timely basis or at all.
     Under Spanish Law 13/1985 and Royal Decree 1065/2007 we and the subsidiary issuers are required to provide certain information relating to beneficial owners to the Spanish tax authorities. This information includes the identity and country of residence of each beneficial owner that receives a payment on the preferred securities, senior notes or subordinated notes, as the case may be, and must be obtained with respect to each date on which a distribution is to be paid by the date specified in the applicable prospectus supplement and filed by us and the relevant subsidiary issuer with the Spanish tax authorities on an annual basis. The delivery of the information related to owner identity and country of residence must be made through the relevant direct or indirect participants in The Depository Trust Company, or DTC, in accordance with the procedures set forth under the taxation section of the applicable prospectus supplement. Each such DTC participant will be required to provide information in respect of all of the beneficial owners holding interests through such participant as of each date upon which distributions are to be paid. If DTC or the direct or indirect participants in DTC fail for any reason to provide us and the relevant subsidiary issuer (through Acupay, or another entity providing similar services, as indicated in the applicable prospectus supplement) with the required information as described under the taxation section of the applicable prospectus supplement in respect of the beneficial owner of any of the preferred securities, senior notes, or subordinated notes, as the case may be, we or the relevant subsidiary issuer, as the case may be, will be required to withhold tax and will pay distributions, interest and other amounts in respect of such preferred securities, senior notes or subordinated notes, as the case may be, net of the withholding tax applicable to such payments (currently 18%). If withholding occurs due to failure to provide the required tax information through Acupay (or another entity providing similar services, as indicated in the applicable prospectus supplement), affected beneficial owners would be required to either follow quick refund procedures or apply directly to the Spanish tax authorities for any refund to which they may be entitled as will be explained in the applicable prospectus supplement, and neither we nor the relevant subsidiary issuer will be responsible for any damage or loss incurred by beneficial owners in connection with such procedures. In addition neither we nor the relevant subsidiary issuer will pay any additional amounts with respect to any such withholding.
We and the subsidiary issuers have agreed to provide certain procedures arranged by Acupay and DTC to facilitate the collection of information concerning the identity and residence of beneficial owners through the relevant participants in DTC. If the agreed procedures prove ineffective or if the relevant participants in DTC fail to provide and verify the required information as of a distribution payment date, we or the relevant subsidiary issuer, as the case may be, will withhold tax at the then-applicable rate (currently 18%) from any payment in respect of the relevant securities as to which the agreed procedures prove ineffective or have not been followed, and neither we nor the relevant subsidiary issuer will pay any additional amounts with respect to any such withholding.
     The delivery of the beneficial owner identity and country of residence information required by the Spanish tax authorities must be made through the relevant direct or indirect participants in DTC in accordance with the procedures set forth under “Spanish Tax Considerations”. Each such DTC participant has agreed to provide the required information in respect of all of the beneficial owners holding interests through such participant as of each distribution payment date, and neither we nor the relevant subsidiary issuer shall be responsible for any DTC participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant holding through a direct DTC participant to provide the necessary information in a timely manner. In the event of any error in a direct DTC participant’s compliance with these procedures, Acupay will seek to notify such direct DTC participant of any deficiencies in the information provided by such direct DTC participant, but in the event such direct DTC participant fails to correct such deficiencies in a timely manner, we or the relevant subsidiary issuer, as the case may be, will withhold tax at the then-applicable rate from any payment in respect of the securities. Neither the relevant subsidiary issuer nor the Guarantor will pay any additional amounts with respect to any such withholding. In order to obtain a refund of any amounts withheld, affected beneficial owners will have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as described under “Spanish Tax Considerations”, and neither we nor the relevant subsidiary issuer shall be responsible for any damage or loss incurred by beneficial owners in connection with such procedures.
The subsidiary issuers are dependent on the other BBVA Group companies.
     Each of the subsidiary issuers is a finance vehicle established by the Bank for the purpose of issuing preferred securities or notes, as the case may be, and on-lending the proceeds within the BBVA Group. Each of the subsidiary issuers is therefore dependent upon other members of the BBVA Group paying interest on and repaying their loans in a timely fashion. Should any BBVA Group member fail to pay interest on or repay any loan in a timely fashion this would have a material adverse effect on the ability of the relevant subsidiary issuer to fulfill its obligations under the preferred securities or notes, as the case may be. By virtue of their dependence on other BBVA Group members, each of the risks described in the Bank’s 2007 Form 20-F that affect the Bank will also indirectly affect the subsidiary issuers.
BBVA International Preferred’s obligations under the preferred securities and BBVA Subordinated Capital’s obligations under the subordinated notes are unsecured and subordinated, and the Guarantor’s obligations under the preferred securities guarantees and the subordinated guarantees are unsecured and subordinated.
     BBVA International Preferred’s obligations under the preferred securities will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of BBVA International Preferred (including subordinated liabilities), (b) pari passu with each other and with any parity securities (as defined in “Description of Preferred Securities”) of BBVA International Preferred and (c) senior to BBVA International Preferred’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to BBVA International Preferred’s obligations under the preferred securities. BBVA Subordinated Capital’s obligations under the subordinated notes will be unsecured and subordinated and will rank (a) junior in priority of payment to all unsubordinated liabilities of BBVA Subordinated Capital, (b) pari passu with each other and with all other present and future subordinated obligations of BBVA Subordinated Capital (excluding subordinated liabilities expressed to rank junior in priority of payment to the subordinated notes) and (c) senior in priority of payment to certain subordinated obligations prescribed by Spanish law and any other class of subordinated liabilities expressed to rank junior in priority of payment to the subordinated notes. Although the preferred securities may pay a higher distribution rate and the subordinated notes may pay a higher rate of interest than comparable securities which are not subordinated or as subordinated as the preferred securities or subordinated notes, there is a substantial risk that an investor in the preferred securities or subordinated notes will lose all or some of his investment should the relevant subsidiary issuer and the Guarantor become insolvent.
     The payment of distributions, the liquidation distribution or any other amounts as specified in the applicable prospectus supplement in respect of the preferred securities has been unconditionally and irrevocably guaranteed, on a subordinated basis, by the Guarantor pursuant to the preferred securities guarantees. The Guarantor’s obligations under the preferred securities guarantees will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of the Guarantor (including the senior guarantees, the subordinated guarantees and other subordinated liabilities), (b) pari passu with any parity securities issued by the Guarantor and any obligation assumed by the Guarantor under any guarantee of any parity securities of any subsidiary of the Guarantor and (c) senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Guarantor’s obligations under the preferred securities guarantees.
     The payment of principal and interest or any other amounts as specified in the applicable prospectus supplement and in the subordinated indenture in respect of the subordinated notes has been unconditionally and irrevocably guaranteed, on a subordinated basis, by the Guarantor pursuant to the subordinated guarantees. The Guarantor’s obligations under the subordinated guarantees will be unsecured and subordinated and in the event of insolvency of the Guarantor will rank in right of payment after Guarantor Senior Indebtedness and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the Guarantee.

     In addition, each of the preferred securities guarantees and the subordinated guarantees is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).
     After payment in full of unsubordinated claims, but before distributions to shareholders, under articles 92 and 158 of Law 22/2003, of July 9, 2003, on Insolvency as amended (“Law 22/2003”), BBVA International Preferred and the Guarantor or BBVA Subordinated Capital and the Guarantor, as the case may be, will meet subordinated claims in the following order and pro rata within each class: (a) claims that have been belatedly or inaccurately communicated in accordance with the rules governing the insolvency proceedings; (b) contractually subordinated debt (including claims under the preferred securities, preferred securities guarantees, subordinated notes and subordinated guarantees); (c) interest due on any class of indebtedness (excluding secured indebtedness to the extent secured); (d) fines or any other monetary penalties or sanctions; (e) claims of creditors which are related to the Guarantor; and (f) indebtedness arising from transactions set aside by a Spanish court in the context of an insolvency proceeding (rescisión concursal) and in respect of which the court has determined that the relevant creditor has acted in bad faith.
The Guarantor’s obligations under the senior guarantees are unsecured and structurally subordinated.
     The senior guarantees are structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).
There may not be a liquid trading market for the preferred securities, the senior notes or the subordinated notes, which could limit your ability to sell these securities in the future.
     The preferred securities, senior notes and subordinated notes will each constitute a new issue of securities for which there has been no public market, and the preferred securities, senior notes and subordinated notes may not be widely distributed. Accordingly, an active trading market for any of these securities may not develop, the price of any of such securities may fluctuate and liquidity may be limited. If a market for any of the preferred securities, senior notes or subordinated notes does not develop, purchasers may be unable to resell such securities for an extended period of time, if at all. The senior notes and subordinated notes are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. The senior notes and subordinated notes thus may have a more limited secondary market and more price volatility than conventional debt securities.
Holders of the preferred securities, senior notes or subordinated notes may be subject to currency risk.
     The subsidiary issuers will pay principal, interest and other amounts on the senior notes and subordinated notes or distributions on the preferred securities, as the case may be, and the Guarantor will make any payments under the relevant guarantee in the currency specified in the applicable prospectus supplement, or the Specified Currency. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency, or the Investor’s Currency, other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease (a) the Investor’s Currency-equivalent yield on the senior notes and subordinated notes or return on the preferred securities, as the case may be, (b) the Investor’s Currency equivalent value of the principal payable on the senior notes and subordinated notes or distributions on the preferred securities, as the case may be and (c) the Investor’s Currency-equivalent market value of the senior notes, subordinated notes or preferred securities, as the case may be.
     Government and monetary authorities may impose or modify (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal, in the case of the senior notes or subordinated notes, or distributions, in the case of the preferred securities, than expected, or no interest or principal or distributions, as the case may be.
Credit ratings may not reflect all risks.
     One or more independent credit rating agencies may assign credit ratings to the senior notes and subordinated notes. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the senior notes and subordinated notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

THE BBVA GROUP
     The BBVA Group is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. For the quarter ended March 31, 2008, income attributed to the Group was €1,951 million, and at March 31, 2008, total assets were €483,391 million and total equity was €26,596 million.
     BBVA’s predecessor bank, Banco Bilbao Vizcaya, referred to as “BBV,” was incorporated in Spain on October 1, 1988. BBVA was formed as the result of a merger by absorption of Argentaria, Caja Postal y Banco Hipotecario, S.A. into BBV that was approved by the shareholders of each institution on December 18, 1999 and registered on January 28, 2000.
     The BBVA Group, which operates in over 30 countries, is based in Spain and has substantial banking interests in Latin America and North America. As of December 31, 2007, the BBVA Group was composed of 304 entities located in Spain and outside of Spain that were fully consolidated.
     In December 2007, BBVA’s Board of Directors approved a new organizational structure for the BBVA Group, implementation of which commenced at the beginning of 2008. This new organizational structure is divided into six principal areas: Spain and Portugal; Global Businesses (also named Wholesale Banking and Asset Management); Mexico; the United States; South America; and Corporate Activities.
     Additional information about BBVA and its subsidiaries is included in BBVA’s 2007 Form 20-F and its March 31, 2008 Form 6-K, which are incorporated by reference in this document.
     BBVA’s principal executive offices are located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number at that location is 011-34-91-537-7000.
THE SUBSIDIARY ISSUERS
BBVA International Preferred
     BBVA International Preferred was incorporated by a public deed executed on June 30, 2005, and registered in the Mercantile Registry of Vizcaya on July 8, 2005 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA International Preferred is located at Gran Vía, 1, 48005 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, with telephone number 011-34-91-537-7000 or 011-34-91-374-6000.
     As of the date of this prospectus, BBVA International Preferred has issued its Series A €550,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference on September 22, 2005; Series B €500,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference on September 20, 2006; Series C $600,000,000 Non-Cumulative Guaranteed Preferred Securities of $1,000 liquidation preference on April 18, 2007; and Series D £400,000,000 Non-Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference on July 19, 2007. The authorized share capital of BBVA International Preferred is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.
     All of the ordinary shares of BBVA International Preferred are owned, directly or indirectly, by us. BBVA International Preferred has no subsidiaries. BBVA International Preferred exists for the purpose of issuing preferred securities, the proceeds of which, in accordance with Spanish law, will be deposited with us.
BBVA U.S. Senior
     BBVA U.S. Senior was incorporated by a public deed executed on February 22, 2006 and registered in the Mercantile Registry of Vizcaya on February 28, 2006 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA U.S. Senior is located at Gran Vía, 1, 48005 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is 011-34-91-537-7000 or 011-34-91-374-6000.
     As of the date of this prospectus, BBVA U.S. Senior has issued and outstanding $4,000,000,000 Floating Rate Notes due 2009; $1,000,000,000 Floating Rate Notes due 2009; and $2,000,000,000 Floating Rate Notes due 2010.
     All of the ordinary shares of BBVA U.S. Senior are owned, directly or indirectly, by us. BBVA U.S. Senior exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA U.S. Senior does not have any subsidiaries.
BBVA Subordinated Capital
     BBVA Subordinated Capital was incorporated by a public deed executed on October 29, 2004 and registered in the Mercantile Registry of Vizcaya on November 3, 2004 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA Subordinated Capital is located at Gran Vía, 1, 48005 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is 011-34-91-537-7000 or 011-34-91-374-6000.
     As of the date of this prospectus, BBVA Subordinated Capital has issued and outstanding €500,000,000 Floating Subordinated Callable Step-Up Notes due 2017; €150,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2020; €250,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2017; JPY20,000,000,000 2.75% Fixed Rate Subordinated Notes due 2035; £300,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2015; £300,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2016; €1,000,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2016; £250,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2018; €750,000,000 Floating Rate Subordinated Callable Step-Up Notes due 2017; €100,000,000 Subordinated Linked Notes due 2022; €50,000,000 Fixed Rate to Inflation Linked Subordinated Notes due 2023; and €20,000,000 Fixed Rate Subordinated Notes due 2018.
     All of the ordinary shares of BBVA Subordinated Capital are owned, directly or indirectly, by us. BBVA Subordinated Capital exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA Subordinated Capital does not have any subsidiaries.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges, using financial information compiled in accordance with (1) International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004, for the three months ended March 31, 2008 and the years ended December 31, 2007, 2006, 2005 and 2004 and (2) accounting principles generally accepted in Spain (“Spanish GAAP”) for the year ended December 31, 2003:

	Three months ended
	March 31,	Year ended December 31,
	2008(3)	2007	2006	2005	2004	2003
EU-IFRS(1)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	1.64	1.54	1.64	1.64	1.64	—
Excluding interest on deposits	2.21	2.06	2.27	2.27	2.30	—

Spanish GAAP(2)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	—	—	—	—	—	1.58
Excluding interest on deposits	—	—	—	—	—	2.26

(1)	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

(2)	For quantitative information regarding the adjustments required to reconcile BBVA’s Spanish GAAP financial information to EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, see Appendix VI to BBVA’s consolidated financial statements prepared under IFRS, which are included in the 2007 Form 20-F.

(3)	Unaudited.

USE OF PROCEEDS
     We will use the net proceeds from sales of the American Depositary Shares offered under this prospectus for general corporate purposes.
     The proceeds of the issue of the preferred securities, the senior notes or the subordinated notes, as the case may be, under this prospectus, after paying any issue expenses, will be, in accordance with Spanish law, deposited on a permanent basis with us and will be used for the BBVA Group’s general corporate purposes. The funds raised from the issue of the preferred securities and so deposited will be available to absorb any losses of the Bank if and when they occur once there is a reduction in the shareholders’ equity to zero and its reserves have been exhausted.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP
     The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004 as of May 31, 2008.

As of
May 31, 2008
(millions of euros)
(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	30,142
Long-term indebtedness	72,529
Of which: Preferred securities(3)	4,589
Total indebtedness(4)	102,671

Stockholders’ equity
Ordinary shares, nominal value €0.49 each	1,837
Ordinary shares held by consolidated companies	(486)
Reserves	22,274
Dividends	—
Valuation adjustments	285
Net income attributed to the BBVA Group(5)	2,597
Total shareholders’ equity	26,506

Minority interest	883
Total capitalization and indebtedness	130,061

(1)	No third party has guaranteed any of the debt of the BBVA Group.

(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of May 31, 2008.

(3)	Under EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, preferred securities, such as the preferred securities described in this prospectus, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(4)	42% of the BBVA Group’s indebtedness was secured as of May 31, 2008.

(5)	For the period from January 1, 2008 to May 31, 2008.

DESCRIPTION OF BBVA ORDINARY SHARES
     The following summary describes all material considerations concerning the capital stock of BBVA and briefly describes all material provisions of BBVA’s bylaws (estatutos) and Spanish law. Copies of BBVA’s bylaws are incorporated by reference and will be furnished to investors upon request.
General
     As of March 31, 2008, BBVA’s paid in share capital was €1,836,504,869.29, represented by a single class of 3,747,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
     Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below.
Attendance and Voting at Shareholders’ Meetings
     Each BBVA ordinary share entitles the shareholder to one vote. Any BBVA ordinary share may be voted by written proxy. Proxies may be given only to another shareholder. Proxies are valid for ordinary and extraordinary general shareholders’ meetings. A single shareholder may not be represented at a general shareholders’ meeting by more than one shareholder.
     Shareholders’ meetings
     Pursuant to the BBVA’s bylaws and to the Spanish Corporation Law, general meetings of shareholders of BBVA may be ordinary or extraordinary.
     Because BBVA’s ordinary shares are listed on the Spanish Stock Exchanges, under Royal Decree 1362/2007, ordinary general shareholders’ meetings must take place within the first four months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the BBVA Board of Directors’ management of BBVA for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors must call extraordinary general shareholders’ meetings if so requested by shareholders representing at least five percent of BBVA’s share capital.
     At ordinary general shareholders’ meetings, shareholders are requested to approve the BBVA Board of Directors’ management of BBVA for the previous fiscal year, the annual accounts of the previous fiscal year and the application of the company’s net income or loss. All other matters may be addressed at extraordinary general shareholders’ meetings called for such purpose. Such other matters can also be voted in ordinary general shareholders’ meetings if such items are included on the agenda.
     A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.
     Convening notice
     Notices of all BBVA general shareholders’ meetings must be published in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) and in a widely circulated newspaper in Vizcaya, the Spanish province where the registered office of BBVA is located, at least one month prior to the date of the meeting. The notice must indicate the date of the meeting on the first call and all the matters to be considered at the meeting, along with other information required by the Spanish Corporation Law. The notice may also include the date on which the meeting should be held on the second call. At least twenty-four hours should be allowed to elapse between the first call and the second call.

     Place of Meeting
     General meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice.
     Right of attendance
     The owners of five hundred or more BBVA ordinary shares which are duly registered in the book-entry record for BBVA ordinary shares at least five days prior to the general shareholders’ meeting are entitled to attend. The holders of fewer than five hundred BBVA ordinary shares may aggregate their shares by proxy to represent at least five hundred BBVA ordinary shares and appoint a member of the group as their representative at the meeting.
     Quorums
     Under BBVA’s bylaws and the Spanish Corporation Law, general shareholders’ meetings will be duly constituted on the first call if BBVA shareholders holding at least 25% of the share capital are present or represented by proxy. On the second call of a general shareholders’ meeting, there is no quorum requirement.
     Notwithstanding the above, certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the share capital on first call of the general shareholders’ meeting and no less than 25% of the share capital on the second call of the general shareholders’ meeting. Those special events are: (i) issuance of bonds; (ii) increase or decrease in capital; (iii) mergers or partial spin-offs; and (iv) in general, any modification of the bylaws. If at the second call of the general shareholders’ meeting the shareholders present or represented by proxy constitute less than 50% of the share capital, resolutions regarding such matters will be adopted with the approval of two-thirds of the share capital present or represented by proxy at such meeting.
     BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the share capital on first call or 60% of the share capital on the second call, at general shareholders’ meetings in order to adopt resolutions that concern: (i) amendment of the corporate purpose; (ii) transformation of BBVA’s legal status; (iii) a full spin-off; (iv) dissolution of BBVA; or (v) amendment of the second paragraph of article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.
     Adoption of resolutions
     Subject to the higher vote requirements described in the previous paragraphs, adoption of resolutions requires a majority vote at the general shareholders’ meeting.
     Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.
     Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law can be contested by any shareholder. Resolutions adopted at the general shareholders’ meeting that are contrary to BBVA’s bylaws, or that are harmful to BBVA’s interests and to the benefit of one or more shareholders or third parties, can be contested by the shareholders who attend the meeting and record their opposition to the resolution in the minutes of the meeting, by shareholders who were absent or by shareholders unlawfully prevented from voting at the meeting.
     Under the Spanish Corporation Law, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of BBVA ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downward to the nearest whole number) to the Board of Directors. Shareholders who exercise this right may not vote on the appointment of other directors to the BBVA Board of Directors.

Preemptive Rights
     Pursuant to the Spanish Corporation Law, shareholders and holders of convertible bonds have preemptive rights to subscribe for any new BBVA shares (except where the new BBVA ordinary shares are issued pursuant to the conversion of convertible bonds, the absorption of another company, or the acquisition of part of the net assets of another company by means of a spin-off) and for bonds issued which are convertible into BBVA shares. These preemptive rights may be abolished in certain circumstances by shareholder vote in accordance with Article 159 of the Spanish Corporation Law.
Form and Transfer
     BBVA ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. Iberclear, which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of BBVA ordinary shares reflecting the number of BBVA ordinary shares held by each of its participant entities (entidades participantes) as well as the number of such shares held by beneficial owners. Each participant entity in turn maintains a register of the owners of such shares.
     Transfers of BBVA ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of BBVA ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
     As BBVA ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of BBVA ordinary shares must be reported within four business days of the acquisition or disposition to BBVA, the CNMV, the relevant Spanish Stock Exchanges and, where the person or group effecting the transaction is a non-Spanish resident, the Spanish Registry of Foreign Investment, where:
•	in the case of an acquisition, the acquisition results in that person or group holding 3% (or successive multiples of 5%) of BBVA share capital; or

•	in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or successive multiples of 5%) of BBVA share capital.
     Each member of the BBVA Board of Directors must report to BBVA, the CNMV and the relevant Spanish Stock Exchanges, shares and stock options held at the time such director joined the Board of Directors. Furthermore, each member of the BBVA Board of Directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares or stock options within five business days of such acquisition or disposition.
     Additional disclosure obligations apply to voting agreements and to purchasers in jurisdictions designated as tax havens or lacking adequate supervision.
Change of Control Provisions
     Certain antitrust regulations may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or crossborder merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
     Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Spanish regulation of takeover bids set forth in Law 6/2007 and Royal Decree 1066/2007 introduces significant amendments to the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:
•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company;

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:
•	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

•	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

•	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;
•	if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;
•	the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders whose boards of directors are not subject to an equivalent passivity rule;
•	defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and
•	if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company or the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.
     As further described below in “— Restrictions on Acquisitions of BBVA Ordinary Shares,” since BBVA is a credit entity, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 26/1988, of July 29, 1998. Also, any agreement that contemplates BBVA’s merger with another credit entity will require the authorization of the Spanish Ministry of Economy and the Treasury. This could also delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.
Exchange Controls
     In 1991, Spain adopted the European Union standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.
     Pursuant to Spanish Law 18/1992 on Foreign Investments (Ley 18/1992, de 1 de julio) and Royal Decree 664/1999 (Real Decreto 664/1999, de 23 de abril), foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.
     Shares in Spanish companies held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. In addition, when a foreign investor acquires shares in a company that is subject to the reporting requirements of the CNMV, such foreign investor must also give notice directly to the CNMV and the applicable Spanish stock exchanges if such acquisition results in such foreign investor exceeding certain ownership thresholds.
     Investment by foreigners domiciled in enumerated tax haven jurisdictions is subject to special reporting requirements under Royal Decree 1080/1991 (Real Decreto 1080/1991, de 5 de julio).
     On July 5, 2003, Law 19/2003 (Ley sobre el régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior y sobre determinadas medidas de prevención del blanqueo de capitales), came into effect. This law is an update to other Spanish exchange control and money laundering prevention laws.
Restrictions on Acquisitions of BBVA Ordinary Shares
     BBVA’s bylaws do not provide any restrictions on the ownership of BBVA ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.
     Spanish law provides that any individual or corporation that intends to acquire, directly or indirectly, a significant participation (participación significativa) in a Spanish bank must obtain the prior approval of the Bank of Spain, and the potential acquirer must notify the Bank of Spain of its intention, including the amount of the participation to be acquired, the terms and conditions of the acquisition and the period in which it intends to execute the transaction. A significant participation is considered to be five percent of the outstanding share capital of a bank or a lower percentage if such holding allows for the exercise of a significant influence.
     Any individual or company that intends to increase, directly or indirectly, its holdings of a bank’s share capital or voting rights to thresholds at or above 10%, 15%, 20%, 25%, 33%, 40%, 50%, 66% or 75% (after the acquisition) is required to give prior notice to the Bank of Spain of such transaction.
     The Bank of Spain has three months to object to a proposed transaction. The Bank of Spain may base an objection on the view that it does not consider the potential acquirer suitable to guarantee the sound and prudent operation of the target bank.
     Any such acquisition made without such prior notification or, before three months have elapsed after the date of such notification, or against the objection of the Bank of Spain, will result in appropriate sanctions and:
•	the acquired shares having no voting rights; and

•	if considered appropriate, the Bank of Spain may take control of the target bank or replace its directors.
     Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, loses control of the entity, must give prior notice to the Bank of Spain, indicating the amount to be sold and the period in which the transaction is to be executed. Non-compliance with this requirement will result in sanctions.

     Spain’s Ministry of Economy and the Treasury, following a proposal by the Bank of Spain, may, whenever the control of a bank by a person with a significant participation may jeopardize the sound and prudent management of such bank, adopt any of the following measures as deemed appropriate:
•	suspend the voting rights corresponding to such shares for up to three years;

•	take control of the bank or replace the directors; or

•	revoke the bank’s license.
Payment of Taxes
     Holders of BBVA ordinary shares will be responsible for any taxes or other governmental charges payable on their BBVA ordinary shares, including any taxes payable on transfer. The paying agent may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•	withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES
     The Bank of New York Mellon delivers BBVA ADSs and executes and delivers the BBVA ADRs. Each BBVA ADS represents an ownership interest in one BBVA ordinary share. The BBVA ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.
     You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. This description assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
     BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the BBVA ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in a deposit agreement among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, as amended as of the date of this document, referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are generally governed by New York law.
     The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the Corporate Trust Office of The Bank of New York Mellon at the address set forth above.
Deposit and Withdrawal of Deposited Securities
     The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.
     Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADRs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

     If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.
Pre-Release of BBVA ADSs
     In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York Mellon may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York Mellon may receive BBVA ADSs instead of shares to close out a pre-release.
     Each pre-release will be:
•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York Mellon determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:
•	owns the shares to be remitted;

•	assigns all beneficial rights, title and interest in such shares to the depositary in its capacity as such, and for the benefit of the holders; and

•	will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares), other than in satisfaction of such pre-release.
•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York Mellon considers appropriate.
     The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York Mellon will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York Mellon may also, as it deems appropriate, set U.S. dollar limits with respect to a given pre-release on a case by case basis.
     The pre-release will be subject to such indemnities and credit regulations as The Bank of New York Mellon considers appropriate.
Dividends, Other Distributions and Rights
     The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.
     Cash. The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.
     Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

     BBVA Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, BBVA ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of BBVA ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell BBVA ordinary shares which would require it to use fractional BBVA ADSs and distribute the net proceeds in the same way as it does with cash. If additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional BBVA ordinary shares distributed in respect of the BBVA ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.
     Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:
•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or

•	if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:
•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,
at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.
     The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act of 1933 is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.
     BBVA ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act of 1933 in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those BBVA ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.
     Other Distributions. The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.
     The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, BBVA ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, BBVA ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes
     Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•	withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.
Record Dates
     The Bank of New York Mellon will fix a record date which will be the same as, or as close as practicable, to the record date for the deposited shares, to establish which holders of BBVA ADSs are entitled to:
•	receive a dividend, distributions or rights;

•	net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.
Voting of the Underlying Deposited Securities
     BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the BBVA ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of BBVA ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the BBVA ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the BBVA ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.
     Once The Bank of New York Mellon receives notice in English of any matter affecting holders of BBVA ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.
     The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the BBVA ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.
     In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs The Bank of New York Mellon, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register
     The Bank of New York Mellon will maintain at its transfer office:
•	facilities for the delivery and surrender of BBVA ordinary shares;

•	facilities for the withdrawal of BBVA ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs.
Reports and Notices
     The Bank of New York Mellon will, at BBVA’s expense:
•	arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of BBVA ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.
     BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing the BBVA ordinary shares BBVA issued. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the deposit agreement.
     The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the Corporate Trust Office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of BBVA ordinary shares.
Amendment and Termination of the Deposit Agreement
     The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.
     Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of BBVA ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.
     In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the BBVA ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.
     At BBVA’s direction, The Bank of New York Mellon will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.
     After the date that has been fixed for termination, The Bank of New York and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on BBVA ordinary shares; and

•	deliver BBVA ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.
     As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell BBVA ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.
Fees and Expenses

BBVA ADS Holders Must Pay:	For:

$5.00 (or less) per 100 BBVA ADSs	Each issuance of BBVA ADS;
each cancellation of BBVA ADS.

Registration or transfer fees	Transfer and registration of shares register of the foreign registrar from holder’s name to the name of The Bank of New York Mellon or its agents when a holder deposits or withdraws BBVA ordinary shares.

Expenses of The Bank of New York Mellon	Conversion of foreign currency to U.S. dollars, if any; Cable, telex, and facsimile transmission expenses.

Stock transfer or other taxes (including Spanish income taxes) and other governmental charges The Bank of New York Mellon or the custodian have to pay on any BBVA ADS or share underlying a BBVA ADS	As necessary.
     The Bank of New York Mellon, as depositary, has agreed to reimburse BBVA for expenses it incurs that are related to establishment and maintenance of the BBVA ADS program, including investor relations expenses and stock market application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse BBVA, but the amount of reimbursement available to BBVA is not related to the amount of fees the depositary collects from investors.
     The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
Limitations on Obligations and Liability to BBVA ADS Holders
     The agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:
•	are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

•	are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either exercises discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.
     The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.
Other General Limitations on Liability to BBVA ADS Holders
     Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:
•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond its or BBVA’s control.
     The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.
     In the deposit agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.
General
     The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.
     Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.
     As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any BBVA ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the BBVA ordinary shares:
•	payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement, and,

•	the production of proof satisfactory to The Bank of New York Mellon or custodian of:

•	identity or genuineness of any signature;

•	proof of citizenship, residence, exchange control approval, and legal or beneficial ownership;

•	compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information as The Bank of New York Mellon may deem necessary or proper or as BBVA may require by written request to The Bank of New York Mellon or the custodian.
     The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.
     Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:
•	when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreement.
     The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.
Direct Registration System
     In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.
     In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding
     As of March 31, 2008, there were 145,991,169 BBVA ADSs outstanding.

DESCRIPTION OF PREFERRED SECURITIES
     This section describes the general terms that will apply to any preferred securities that may be offered pursuant to this prospectus by BBVA International Preferred. The specific terms of the offered preferred securities, and the extent to which the general terms described in this section apply to preferred securities, will be described in one or more related prospectus supplements at the time of the offer.
General
     In any liquidation, dissolution or winding up of BBVA International Preferred, holders of the BBVA International Preferred preferred securities will be entitled to a distribution which will rank senior with respect to any entitlement before any distribution of assets is made to holders of ordinary shares or any other class of shares ranking junior to the preferred securities, but will rank junior to all liabilities of BBVA International Preferred.
     As of the date of this prospectus, BBVA International Preferred has issued its Series A €550,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference on September 22, 2005; Series B €500,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference on September 20, 2006; Series C $600,000,000 Non-Cumulative Guaranteed Preferred Securities of $1,000 liquidation preference on April 18, 2007; and Series D £400,000,000 Non-Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference on July 19, 2007. The authorized share capital of BBVA International Preferred is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.
     BBVA International Preferred may issue preferred securities from time to time in one or more series. The preferred securities may be denominated and payable in U.S. dollars or other currencies. BBVA International Preferred may also issue preferred securities from time to time with the principal amount or distributions payable on any relevant payment date to be determined by reference to one or more currency exchange rates, market interest rates, securities or baskets of securities, commodity prices or indices. Holders of these types of preferred securities will receive payments of principal or distributions that depend upon the value of the applicable currency, interest rate, security or basket of securities, commodity or index on the relevant payment dates or otherwise as specified in the applicable prospectus supplement.
Terms Specified in the Applicable Prospectus Supplement
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered preferred securities:
•	the specific designation of the preferred securities;

•	the public offering price of the preferred securities;

•	the number and liquidation preference of the preferred securities;

•	the rate or rates at which BBVA International Preferred will pay distributions (which may also be referred to as capital payments), or method of calculation of such rate or rates, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that BBVA International Preferred will pay out of its assets to the holders of the preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of BBVA International Preferred to purchase or redeem the preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which, BBVA International Preferred will or may purchase or redeem the preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the preferred securities, including any vote required to amend BBVA’s International Preferred’s charter;

•	the criteria for determining whether and to what extent BBVA International Preferred will be authorized or required to pay distributions on the preferred securities;

•	terms for any optional or mandatory conversion or exchange of preferred securities into other securities;

•	whether and under what circumstances BBVA International Preferred will be required to pay any additional amounts on the preferred securities in the event of certain developments with respect to withholding tax or information reporting laws;

•	additional information regarding information to be provided regarding beneficial owners of the preferred securities and the withholding tax consequences related to any failure to provide such information;

•	any restrictions applicable to the sale and delivery of the preferred securities; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with applicable law.
     The prospectus supplement may also include, if applicable, additional discussion of certain U.S. federal income tax and ERISA considerations.
Distributions
     Preferred securities may entitle the holders thereof to receive non-cumulative cash distributions accruing at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the preferred security, as specified in the applicable prospectus supplement. Preferred securities not entitling holders to receive distributions or entitling holders to receive distributions at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated liquidation preference.
     Limitations on Distributions
     Holders’ rights to receive distributions on the preferred securities are conditioned upon the following:
(a)	the aggregate of such distributions in respect of parity securities (which, as defined below, includes the preferred securities), together with any other distributions previously paid on the parity securities during the then-current fiscal year, and any distributions proposed to be paid on the parity securities during the then-current distribution period, not exceeding the distributable profits, as defined below, of the immediately preceding fiscal year; or

(b)	the Bank, even if it has sufficient distributable profits at the time of the scheduled distribution payment, not being prevented from making payments on its ordinary shares or on parity securities issued by it by applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios.
     “Parity securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Law 13/1985 of May 25 1985, on Investment Ratios, Capital Adequacy and Information Requirements for Financial Intermediaries (“Law 13/1985 of May 25”) from time to time by the Bank, BBVA International Preferred, or by any other subsidiary, which are guaranteed by the Bank, or any preferential participations, preferential shares or preference shares (acciones preferentes) issued prior to the date of this prospectus by any other subsidiary incorporated outside of Spain and which are guaranteed by the Bank.
     “Distributable profits” means, in respect of any fiscal year of the Bank, the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank and (ii) the BBVA Group, in each case, as reflected in the reserved financial statements of the Bank and the BBVA Group, respectively, submitted to the Bank of Spain in compliance with regulations applicable from time to time to financial institutions relating to their obligation to file such financial statements. As of the date of this prospectus, such applicable regulations are currently set out in Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements. In the event that on any date upon which a distribution payment is to be made, the reserved financial statements of the Bank and/or the BBVA Group, respectively, referred to above have not been submitted to the Bank of Spain, the distributable profits will be the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank or (ii) the BBVA Group, in each case determined by reference to the latest reserved financial statements of the Bank and the BBVA Group, respectively, submitted to the Bank of Spain. In all cases, the net profit shown in the reserved financial statements of the Bank and the BBVA Group, respectively, will be audited figures and if the net profit figure contained in such reserved financial statements is different from that contained in the published annual financial statements of the BBVA Group, prepared in accordance with Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements, the amount of, and reason for, such difference must be highlighted by the Bank in the relevant annual report prepared by it containing such published annual financial statements of the BBVA Group.
     Distributions, if any, on the preferred securities will be payable out of BBVA International Preferred’s own legally available resources and distributable items, except as described below under “— Discharge of BBVA International Preferred’s Obligations to Pay Distributions.” If, as a result of the limitations described in paragraphs (a) and (b) above, a distribution is not paid in full on the preferred securities, all distributions paid upon the preferred securities and any parity securities will be paid pro rata in relation to the liquidation preference of such securities. Therefore, the distribution amount to be received by the holders of preferred securities with respect to those securities for each period in which a distribution is to be paid will depend on the total liquidation preference amount of the outstanding preferred securities and parity securities, and on the distributions scheduled to be paid on such securities, each as of the time of such payment.
     Discharge of BBVA International Preferred’s Obligations to Pay Distributions
     BBVA International Preferred will be discharged from its obligations to pay distributions declared on the preferred securities by payment to the paying agent for the account of the holder of the relevant preferred securities on or after the relevant payment date. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the preferred securities will be made in the currency specified in the applicable prospectus supplement by transfer to an account capable of receiving such currency, as directed by the paying agent, as specified in the applicable prospectus supplement.
     If BBVA International Preferred does not pay a distribution with respect to a distribution period, as defined in the applicable prospectus supplement, other than as a result of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions,” BBVA International Preferred’s payment obligation in respect thereof will be satisfied if and to the extent that the Guarantor pays such distribution pursuant to the preferred securities guarantees.
     Distributions Are Non-Cumulative
     Distributions on the preferred securities will be non-cumulative. Accordingly, if distributions are not paid on a payment date in respect of the preferred securities as a result of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions” or are paid partially, then the right of the holders of the preferred securities to receive a distribution or an unpaid part thereof in respect of the relevant distribution period will be extinguished and neither BBVA International Preferred nor the Guarantor will have any obligation to pay the distribution accrued for that distribution period or to pay any interest thereon, whether or not distributions on the preferred securities are paid in respect of any subsequent distribution periods.

     Failure to Pay Distributions
     If distributions are not paid in full on or prior to a distribution payment date in respect of the relevant distribution period as a consequence of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions,” then neither BBVA International Preferred nor the Bank will pay dividends or any other distributions on its ordinary shares or on any other class of share capital or securities issued by it and expressed to rank junior to the preferred securities or to the Guarantor’s obligations under the preferred securities guarantees, as the case may be, until such time as BBVA International Preferred or the Bank has resumed the payment in full of distributions on the preferred securities as described in the applicable prospectus supplement.
     Additional Information
     Save as described in this section and in the applicable prospectus supplement, the preferred securities will confer no right to participate in the profits of BBVA International Preferred.
     Distributions, if any, on each preferred security will be paid only to the person in whose name such preferred security was registered at the close of business on the record date indicated in the applicable prospectus supplement. Notwithstanding any record date established in the applicable prospectus supplement, BBVA International Preferred has been advised by DTC that through its accounting and payment procedures it will, in accordance with its customary procedures, credit distributions received by DTC on any payment date based on DTC participant holdings of the preferred securities on the close of business on the New York business day immediately preceding each such payment date.
Liquidation Distribution
     If BBVA International Preferred experiences a voluntary or involuntary liquidation, dissolution or winding up, the preferred securities will confer an entitlement to receive the liquidation distribution out of the assets of BBVA International Preferred available for distribution to holders of preferred securities as disclosed in the applicable prospectus supplement. Such entitlement will arise before any distribution of assets is made to holders of ordinary shares or any other class of shares of BBVA International Preferred ranking junior to the preferred securities and will be equal to the liquidation preference per security, plus, if applicable, and amount equal to accrued and unpaid distributions for the then current distribution period through the date of payment, as disclosed in the applicable prospectus supplement.
     The payment of the liquidation distribution is guaranteed by the Guarantor.
     Notwithstanding the availability of sufficient assets of BBVA International Preferred to pay a full liquidation distribution in respect of the preferred securities or any parity securities of BBVA International Preferred if, at the time such liquidation distribution is to be paid, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding up of the Bank or for a reduction in the Bank’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law (Ley de Sociedades Anónimas), the liquidation distribution relating to all parity securities (including the preferred securities), may not exceed the amount which would have been paid from the assets of the Bank (after payment in full, in accordance with Spanish law, of all creditors of the Bank, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressed to rank pari passu with or junior to preferred securities guarantees) had the parity securities (including the preferred securities) been issued by the Bank and ranked (A) junior to all creditors of the Bank, (B) pari passu with the parity securities, if any, of the Bank, and (C) senior to the Bank’s ordinary shares. BBVA International Preferred will be released from its obligation to pay such liquidation distributions by payment to the holder of the relevant preferred securities.
     If liquidation distributions relating to preferred securities and any other liquidating distribution cannot be made in full as a result of the immediately preceding paragraph, such amounts will be payable pro rata among holders of parity securities in proportion to the amounts that would have been payable but for such limitation, taking into account that the liquidation preference for each series of preferred securities of BBVA International Preferred may be different. The payment of such liquidation preference amounts will be made pro rata to the aggregate of the liquidation preference of the preferred securities held by each holder, and not by reference to the number of preferred securities held by each holder. After payment of the full or limited liquidation distribution in respect of a preferred security, such preferred security will confer no further right or claim to any of the remaining assets of BBVA International Preferred.
Optional Redemption
     To the extent specified in the applicable prospectus supplement, the preferred securities may be redeemed, at the option of BBVA International Preferred, subject to the prior consent of the Bank of Spain, in whole but not in part, from time to time, after the fifth year anniversary of the issue date in compliance with the applicable capital adequacy regulation of the Bank of Spain from time to time as currently in force at the redemption price per preferred security, calculated as specified in the applicable prospectus supplement.
     In the event that preferred securities cease to qualify as Tier 1 capital of the BBVA Group pursuant to Spanish banking regulations, BBVA International Preferred may, subject to the prior consent of the Bank of Spain that it has no objection to the redemption (if required), redeem the preferred securities in whole, but not in part (unless otherwise indicated in the applicable prospectus supplement) at the redemption price per preferred security, calculated as specified in the applicable prospectus supplement.
     The preferred securities may also be redeemed at the option of BBVA International Preferred subject to the prior consent of the Bank of Spain, in whole but not in part, at the redemption price per preferred security on any distribution payment date if, as a result of a tax law change on or after the date of issue, BBVA International Preferred or the Bank, as the case may be, would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any distribution to be made on the next distribution payment date or the value of such deduction to BBVA International Preferred or the Bank, as the case may be, would be materially reduced.
     BBVA International Preferred must irrevocably notify holders of the decision to redeem the preferred securities not less than 30 nor more than 60 days prior to the relevant redemption date in accordance with certain notice requirements described under “—Notices” below.
     If BBVA International Preferred gives notice of redemption of the preferred securities, then by 12:00 noon (New York time) or by any other time specified in the applicable prospectus supplement on the relevant redemption date, BBVA International Preferred will:
•	irrevocably deposit with the paying agent funds sufficient to pay the redemption price, calculated as specified in the applicable prospectus supplement; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price, calculated as specified in the applicable prospectus supplement, to the holders of the preferred securities.
     If BBVA International Preferred notifies holders of a redemption and deposits funds as required, then on the date of such deposit:
•	distributions on the preferred securities called for redemption will cease;

•	such preferred securities will no longer be considered outstanding; and

•	the holders of the preferred securities called for redemption will no longer have any rights as holders except the right to receive the redemption price, calculated as specified in the applicable prospectus supplement.
     In the event that any date on which a redemption price, calculated as specified in the applicable prospectus supplement, is to be paid is a day that is not a business day, then that redemption price will be paid as stated in the applicable prospectus supplement. If either the notice of redemption has been given and the funds are not deposited as required on the date on which the redemption price, calculated as specified in the applicable prospectus supplement, is to be paid as specified in the applicable prospectus supplement, or BBVA International Preferred or the Bank improperly withholds or refuses to pay the redemption price, calculated as specified in the applicable prospectus supplement, of the preferred securities, distributions will continue to accrue at the rate specified in the applicable prospectus supplement from the redemption date to the date of actual payment of that redemption price.
Purchases of Preferred Securities
     Under certain Spanish capital adequacy regulations in force as of the date of this prospectus, neither BBVA International Preferred, the Bank nor any of their respective subsidiaries will at any time purchase preferred securities, save with the prior consent of the Bank of Spain, until five years have elapsed from the date of issuance of such preferred securities.
     Any preferred securities so purchased by BBVA International Preferred, the Bank or any other subsidiary will be cancelled immediately.
Constitution of the Syndicate and Exercise of Rights by Holders of Preferred Securities
     By purchasing a preferred security, the holder of that preferred security automatically becomes a member of a syndicate, or the Syndicate, whose object and purpose is to regulate the voting rights of the holders of preferred securities issued from time to time by BBVA International Preferred and to govern the relationship between such holders. The registered office of the Syndicate is Paseo de la Castellana, 81, 28046 Madrid.
     The Syndicate is constituted by virtue of the registration of the Public Deed of Issuance relating to BBVA International Preferred’s Series A €550,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference each issued on September 22, 2005 in the Mercantile Registry of Vizcaya, dated September 16, 2005. The rules governing the functioning of the Syndicate and the rules governing its relationship with BBVA International Preferred are contained in the regulations of the Syndicate attached to the Public Deed of Issuance entered into in respect of each issue of preferred securities.
     By purchasing a preferred security, the holder of that preferred security is also deemed to have agreed to the terms of the regulations of the Syndicate and the appointment of the Commissioner (Comisario) of the Syndicate in accordance with the terms of the regulations of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate. BBVA International Preferred also regulates the automatic membership of the Syndicate of each holder of any other preferred securities issued by BBVA International Preferred from time to time. Each such holder will agree, upon purchasing the relevant preferred security issued by BBVA International Preferred, to automatically become a member of the Syndicate and be deemed to have accepted the terms of the regulations of the Syndicate and the appointment of the Commissioner. No person will be entitled to purchase any preferred security issued by BBVA International Preferred from time to time without becoming a member of the Syndicate. All holders of preferred securities issued by BBVA International Preferred from time to time will be entitled to exercise their rights as holders of such preferred securities only in accordance with the terms of the regulations of the Syndicate.
     The holders of the preferred securities will have no voting rights at any extraordinary or ordinary meetings of shareholders of BBVA International Preferred or the Bank. Notwithstanding the foregoing, the holders of the preferred securities will, in the circumstances set out below, have the right to participate in the adoption of certain decisions in general meetings of holders of preferred securities.
     Failure to pay distributions
•	In the event that neither BBVA International Preferred nor the Bank (by virtue of the preferred securities guarantees) pays full distributions in respect of a series of preferred securities in any 12-month period or consecutive periods which in the aggregate constitute a 12-month period, the holders of the preferred securities representing that series may, together and acting as a single class with the holders of preferred securities of any other series of preferred securities for which distribution payments have not been made in any 12-month period or consecutive periods which in the aggregate constitute a 12-month period, resolve to appoint two further members to the Board of Directors of BBVA International Preferred through a general meeting of holders of preferred securities and may also remove or replace such directors.

•	Any resolution appointing, removing or replacing any member of the Board of Directors of BBVA International Preferred must be made by a majority (at least 51%) of the aggregate liquidation preference of those series of preferred securities, acting together as a single class, of BBVA International Preferred in respect of which BBVA International Preferred or the Bank has failed to pay distributions in accordance with their respective terms.

It should be noted that liquidation preferences may be different for different series of preferred securities.

•	The Commissioner will convene a general meeting of holders of preferred securities within thirty days following the non-payment of distributions as set out above. If the Commissioner does not convene the general meeting of holders of preferred securities within thirty days, the holders of the preferred securities representing at least 10% of the aggregate liquidation preference of the affected series of preferred securities may convene such meeting.

•	The rules governing the convening and holding of general meetings of holders of preferred securities are set out in Chapter II of the Syndicate regulations.

•	Immediately following a resolution for the appointment or the removal of additional members to or from the Board of Directors of BBVA International Preferred, the Commissioner will give notice of such appointment or removal to:
•	the Board of Directors of BBVA International Preferred so that it may, where necessary, call a general meeting of the shareholders of BBVA International Preferred; and

•	the shareholders of BBVA International Preferred, so that they may hold a universal meeting of shareholders.
     The shareholder of BBVA International Preferred has undertaken to vote in favor of the appointment or removal of the directors so named by general meetings of holders of preferred securities and to take all necessary measures to approve such appointment or removal. Under the articles of BBVA International Preferred, the board of directors must have a minimum of three members and a maximum of 12. As at the date of the prospectus the board of directors has five directors.
•	The foregoing will apply, in respect of the preferred securities, provided that, where BBVA International Preferred has failed to fulfill its obligation to make distributions in respect of a series of preferred securities, the Bank has not discharged such obligations pursuant to the applicable preferred security guarantee.

•	Any member of the board of directors of BBVA International Preferred named pursuant to the foregoing will vacate his position if, subsequent to the circumstances giving rise to his appointment, BBVA International Preferred or the Bank makes distributions in respect of the affected series of preferred securities on all distribution payment dates.

•	Both the appointment and the dismissal of directors must be notified by BBVA International Preferred in accordance with written notice requirements described under “— Notices” below.
     Amendment to the terms and conditions of the preferred securities, further issuances and no seniority
•	Any amendment to the terms and conditions of a particular series of preferred securities must be approved by the holders of that series of preferred securities. Such amendments will be approved with the written consent of holders of at least two-thirds of all outstanding preferred securities of that series or by a resolution of at least two-thirds of the holders of all outstanding preferred securities of that series adopted in a general meeting of holders of preferred securities.

•	If BBVA International Preferred, or the Bank under any preferred security guarantee, has paid in full the most recent distribution payable on each series of BBVA International Preferred’s preferred securities,

BBVA International Preferred may without the consent or sanction of the holders of its preferred securities: (i) take any action required to issue additional preferred securities (including securities fungible with the preferred securities, in which case such securities together with the preferred securities will constitute a single class for all purposes, including waivers and amendments) or authorize, create and issue one or more other series of preferred securities of BBVA International Preferred ranking equally with the preferred securities, as to the participation in the profits and assets of BBVA International Preferred, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more other classes or series of securities of BBVA International Preferred ranking junior to the preferred securities, as to the participation in the profits or assets of BBVA International Preferred.
•	By purchasing a preferred security, the holder thereof agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other preferred securities issued by BBVA International Preferred from time to time and which are created by virtue of a public deed registered in accordance with applicable Spanish law.
     Liquidation, dissolution or winding up of BBVA International Preferred
     If the shareholders of BBVA International Preferred propose a resolution providing for the liquidation, dissolution or winding up of BBVA International Preferred, the holders of all the outstanding preferred securities of BBVA International Preferred:
•	will be entitled to receive notice, through the Commissioner, of the general meeting of shareholders called to adopt this resolution provided that only the Commissioner will be entitled to attend, but without any right to vote at, such general meeting of shareholders; and

•	will be entitled to hold a separate and previous general meeting of holders of preferred securities and vote together as a single class without regard to series on such resolution, but not on any other resolution.
     Such resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding preferred securities of BBVA International Preferred.
     The result of every vote must be disclosed by the Commissioner at the general shareholders’ meeting of BBVA International Preferred as well as the fact that the shareholders of BBVA International Preferred have undertaken to vote in the corresponding general shareholders’ meeting in accordance with the vote of the separate general meeting of holders of preferred securities. Notice, attendance or approval is not required if the liquidation, dissolution and winding up of BBVA International Preferred is initiated due to (i) the liquidation, dissolution or winding up of the Bank; or (ii) a reduction in shareholders’ equity of the Bank under Article 169 of the Spanish Corporations Law.
     BBVA International Preferred must notify the Commissioner in writing of any meeting at which the holders of the preferred securities are entitled to vote. This notice will include a statement regarding: (i) the date, time and place of the meeting; (ii) a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and (iii) instructions for the delivery of proxies. The Commissioner will convene general meetings of holders of preferred securities accordingly.
     The Bank has undertaken not to permit or take any action to cause the liquidation, dissolution or winding up of BBVA International Preferred, unless the Bank liquidates, dissolves or winds up or reduces its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Laws.
     The preferred securities do not grant their holders pre-emption rights in respect of any possible future issues of preferred securities by BBVA International Preferred, the Bank or any other subsidiary.
     Neither BBVA International Preferred nor any other subsidiary nor the Bank may issue, or guarantee the issue of, any preferred securities or securities or other instruments equivalent to preferred securities ranking, either directly or through a guarantee, senior to the preferred securities, unless the applicable preferred securities guarantees are amended so as to rank pari passu with any such issue of senior securities.

     No vote in respect of the preferred securities will be required for BBVA International Preferred to redeem and cancel the preferred securities.
     Notwithstanding that the preferred securities confer an entitlement to vote under any of the circumstances described above, neither the Bank nor any subsidiary of the Bank, to the extent that it is a holder of preferred securities of BBVA International Preferred, will be so entitled to vote.
Additional Amounts
     Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest in respect of the preferred securities will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In such event, the subsidiary issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the preferred security holders after such withholding or deduction equals the respective amounts of principal and interest which would otherwise have been receivable in respect of the preferred securities in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any preferred security:
(a)	to a preferred security holder who is liable for such taxes or duties in respect of such preferred security by reason of it (or the beneficial owner for whose benefit it holds such preferred security) having some connection with Spain other than the mere holding of such preferred security (or such beneficial interest); or

(b)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the preferred security holder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c)	to a preferred security holder in respect of whom the subsidiary issuer or the Guarantor (or the paying agent on its behalf) does not receive such information (which may include a tax residence certificate) concerning such preferred security holder’s identity and tax residence (as well as the identity and tax residence of the beneficial owner for whose benefit it holds such preferred security) as it may require in order to comply with Spanish Law 13/1985 of 25 May (as amended by Spanish Law 19/2003 of 4 July and Spanish Law 23/2005 of 18 November) and any implementing legislation or regulation no later than 10.00 a.m. (CET) on the 10th calendar day of the month following the Relevant Date (as defined below) upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the day immediately preceding such date); or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(e)	presented for payment (where presentation is required) by or on behalf of a preferred security holder who would be able to avoid such withholding or deduction by presenting the relevant preferred security to another paying agent in a member state of the European Union.
     Additional amounts will also not be paid with respect to any payment to a note holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the note holder.
     As used above, “Relevant Date” means the date on which such payment first becomes due, except that if the full amount of the moneys payable has not been duly received by the fiscal and paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the preferred security holders in accordance with the provisions set forth under “—Notices” below.
Notices
     Notices, including notice of any redemption of the preferred securities, will be given by BBVA International Preferred (i) so long as any preferred security is listed or has been admitted to trading on any stock exchange, BBVA International Preferred will ensure that notices are duly published in a manner which complies with the rules of such stock exchange or relevant authority and (ii) by mail to DTC (in each case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).
     Until such time as any definitive preferred securities are issued, there may, so long as any global preferred security certificates representing the preferred securities are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to DTC and all of DTC’s direct participants for communication by it to the holders of the preferred securities except that for so long as any preferred securities are listed on a stock exchange or admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice will be deemed to have been given to the holders of the preferred securities on the day on which the said notice was given to DTC and all of DTC’s direct participants.
     Copies of any notices given to holders of the preferred securities must also be sent to the Commissioner of the Syndicate.
Form and Status
     The preferred securities will be issued in registered form.
     One or more global preferred security certificates representing the preferred securities will be delivered by BBVA International Preferred to DTC or a custodian appointed by DTC. As a result, accountholders should note that they will not themselves receive definitive preferred securities, but instead preferred securities will be credited to their securities account with DTC or one of its direct or indirect participants. Only in exceptional circumstances (such as the closure of DTC, the non-availability of any alternative or successor clearing system or removal of the preferred securities from DTC) will definitive preferred securities be issued directly to such accountholders.
     The preferred securities are unsecured and subordinated obligations of BBVA International Preferred and rank (a) junior to all liabilities of BBVA International Preferred including subordinated liabilities, (b) pari passu with each other and with any parity securities of BBVA International Preferred and (c) senior to BBVA International Preferred’s ordinary shares.
Use of Proceeds
     The net proceeds of the issue of the preferred securities, after commissions and expenses, in accordance with Law 13/1985 of May 25, will be deposited in their entirety on a permanent basis with us and will be used for the BBVA Group’s general corporate purposes.
     These proceeds will be available to absorb any losses of the Bank if and when they occur once there is a reduction in the shareholders’ equity to zero and its reserves have been exhausted.

Calculation and Paying Agents
     In acting under an agency agreement and in connection with the preferred securities, the agents act solely as agents of BBVA International Preferred and the Bank and will not assume any obligations towards or relationship of agency or trust for or with any of the holders of preferred securities.
     The initial agents and their initial specified offices will be listed in an agency agreement. BBVA International Preferred and the Bank reserve the right at any time to vary or terminate the appointment of any agent and to appoint a successor calculation agent and additional or successor paying agents; provided, however, that BBVA International Preferred and the Bank will maintain (i) a paying agent and a calculation agent and (ii) a paying agent which is a member bank or trust company of the U.S. Federal Reserve System and (iii) if, and for so long as, the preferred securities are admitted to a particular securities exchange and the rules of that exchange so require, a paying agent having its specified office in the relevant jurisdiction.
     Notice of any change in any of the Agents or in their specified offices must promptly be given to the holders of the preferred securities.
Prescription
     To the extent that Article 950 of the Spanish Commercial Code (Código de Comercio) applies to the preferred securities, claims relating to the preferred securities will become void unless such claims are duly made within three years of the relevant payment date.
Governing Law and Jurisdiction
     The preferred securities and preferred securities guarantees will be governed by Spanish law. BBVA International Preferred has irrevocably agreed for the benefit of the holders of the preferred securities that courts of Madrid, Spain, are to have jurisdiction to settle any disputes which may arise out of or in connection with the preferred securities and that accordingly any suit, action or proceedings arising out of or in connection with the preferred securities may be brought in such courts. BBVA International Preferred has also irrevocably agreed to waive any objection which it may have now or in the future to the laying of the venue of any such proceedings in the courts of Madrid, Spain.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
     On May 22, 2007, the Guarantor’s Board of Directors resolved to provide an irrevocable guarantee up to an amount of €1,500,000,000 (or its equivalent in any other currency) for future issues of preferred securities made by BBVA International Preferred, and the Guarantor has issued guarantees under this authorization related to the issuance of Series D £400,000,000 Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities by BBVA International Preferred. This section is a summary of the guarantees, which we will refer to as the “preferred securities guarantees,” that the Guarantor will execute and deliver for the benefit of the holders from time to time of the preferred securities that BBVA International Preferred issues under the resolution referred to above or similar resolutions adopted in the future. The Guarantor’s Board of Directors may increase or decrease the aggregate authorized amount for such guarantees not yet issued at any time.
     This summary contains all material information concerning the preferred securities guarantees, but because this is only a summary, it is not complete. The applicable prospectus supplement will add, update or change information contained in this prospectus. Subscription of preferred securities will be deemed to constitute full acceptance of the preferred securities guarantees.
General
     Subject to the limitations contained in the following paragraphs, the Guarantor irrevocably, jointly and severally (in Spanish, solidariamente) and unconditionally will pay in full to the holders, guarantee payments, as defined below, (to the extent not paid by BBVA International Preferred), as and when due upon receipt of a notice by any holder demanding payment, regardless of any defense, right of set-off or counterclaim which BBVA International Preferred may have or assert. The preferred securities guarantees are unconditional and irrevocable.
     “Guarantee payments” refer to (i) any accrued but unpaid distributions payable on the preferred securities, as set forth in the applicable prospectus supplement, for the most recent distribution period; (ii) the redemption price, calculated as specified in the applicable prospectus supplement, payable on the redemption of the preferred securities; and (iii) the liquidation distributions, as specified in the applicable prospectus supplement, due on a liquidation date.
     Limitations to the Guarantee Payments in Relation to the Distributions
     Notwithstanding the above, a preferred security holder’s right to receive any guarantee payment in respect of distributions (including accrued and unpaid distributions relating to the redemption price or liquidation distribution) on any preferred securities is conditional upon the following:
•	the aggregate of such distributions, together with any other distributions previously paid during the then current fiscal year and any distributions proposed to be paid during the then current distribution period in each case on or in respect of parity securities (including the preferred securities), not exceeding the distributable profits, as defined under “Description of Preferred Securities,” of the immediately preceding fiscal year; or

•	even if distributable profits, as defined under “Description of Preferred Securities,” are sufficient, to the extent that under applicable Spanish banking regulations affecting financial institutions which fail to meet their capital ratios, the Guarantor not being prevented at such time from making payments on its ordinary shares or parity securities (including the preferred securities) issued by it.
     Limitations to the Guarantee Payments in Relation to the Liquidation Distributions
     If, at the time that any liquidation distributions are to be paid by the Guarantor in respect of the preferred securities or any other parity securities, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law the liquidation distribution with respect to all parity securities (including the preferred securities) must not exceed the amount that would have been paid from the assets of the Guarantor (after payment in full, in accordance with Spanish law, of all creditors of the Guarantor, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressed to rank pari passu with or junior to the preferred securities guarantees) had parity securities (including the preferred securities) been issued by the Guarantor and ranked (A) junior to all liabilities of the Guarantor, (B) pari passu with parity securities issued by the Guarantor, if any, and (C) senior to the ordinary shares of the Guarantor.
     Pro Rata Payments
     If payments due under the preferred securities guarantees cannot be paid by reason of any limitation referred to above, such amounts will be payable pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable had there been no limitations. The determination of any such limitation of the Guarantor’s obligations under the preferred securities guarantees as set forth will be made on the relevant distribution payment date, redemption date or liquidation date, as the case may be and as specified in the applicable prospectus supplement.
     Ranking of the Preferred Securities Guarantees
     The preferred securities guarantees constitute unsecured obligations of the Guarantor which rank:
(a)	junior to all liabilities of the Guarantor (including the notes guarantees and other subordinated liabilities);

(b)	pari passu with any parity securities issued by the Guarantor and any obligation assumed by the Guarantor under any guarantee in favor of holders of any parity securities (including the preferred securities) issued by any of its respective subsidiaries; and

(c)	senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Guarantor’s obligations in the preferred securities guarantees.
     Waiver
     Under the preferred securities guarantees, the Guarantor will waive any right or benefit (of order, excussio and division — orden, excusión y división) to which it may be entitled under Spanish law with regard to objecting to make any payment by virtue of the preferred securities guarantees.
     The obligations of the Guarantor are independent of those of BBVA International Preferred. The Guarantor will remain liable as the principal and sole debtor under the preferred securities guarantees to make guarantee payments pursuant to the terms of the preferred securities guarantees, and will not be able to demand that the holders of the preferred securities exhaust any of their rights or take any legal action against BBVA International Preferred prior to taking action against the guarantor (Garantía Solidaria under Spanish law).
     Obligations and Commitments of the Guarantor
     The obligations and commitments of the Guarantor will not be affected by any of the following circumstances:
•	the waiver by BBVA International Preferred, either by the application of a legal provision or for any other reason, to fulfill any commitment, term or condition, whether implicit or explicit, in relation to the preferred securities; or

•	the extension of any distribution payment date, liquidation date or date for payment of the redemption price with regard to the preferred securities or the extension granted for the fulfillment of any other obligation related to the preferred securities; or

•	any breach, omission or delay by the holders in exercising the rights granted by the preferred securities; or

•	the liquidation, dissolution, or sale of any asset given as a guarantee, temporary receivership, bankruptcy, receivership proceedings or renegotiation of debt affecting BBVA International Preferred; or

•	any defect in or invalidity of the preferred securities; or

•	transactions involving any obligation guaranteed by the preferred securities guarantees or undertaken by virtue of the preferred securities guarantees.
     The holders of preferred securities are not required in any circumstances to notify the Guarantor of the occurrence of any of the above circumstances nor are they required to obtain the Guarantor’s consent in relation to the same.
     Subrogation
     The Guarantor will be subrogated to any and all rights of the holders against BBVA International Preferred in respect of any amounts paid to the holders by the Guarantor under the preferred securities guarantees. The Guarantor will not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under the preferred securities guarantees, if, at the time of any such payment, any amounts are due and unpaid under the preferred securities guarantees. If any amount is to be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to the holders.
     Deposit of the Preferred Securities Guarantees
     The preferred securities guarantees will be deposited with and held by The Bank of New York Mellon (unless otherwise indicated in the applicable prospectus supplement) as paying agent until all the obligations of the Guarantor have been discharged in full. A holder may enforce a preferred security guarantee directly against the Guarantor, and under the terms of the preferred securities guarantee, the Guarantor will waive any right or remedy to require that any action be brought against BBVA International Preferred or any other person or entity before proceeding against the Guarantor. Subject to the Guarantor’s waiver described above, all waivers contained in the preferred securities guarantees will be without prejudice to the holder’s right to proceed against BBVA International Preferred. The Guarantor will agree in the preferred securities guarantees that such guarantees will not be discharged except by payment of the guarantee payments in full and by complete performance of all obligations of the Guarantor under the preferred securities guarantees.
     Limitations on Further Issuance of Preferred Securities
     The Guarantor will not issue any preferred securities or other instruments equivalent to preferred securities ranking senior to its obligations under the preferred securities guarantees or give any guarantee in respect of any preferred securities or other instruments equivalent to the preferred securities, issued by any of the Guarantor’s subsidiaries, if such guarantee would rank senior to the preferred securities guarantees (including, without limitation, any guarantee that would provide a priority of payment with respect to distributable profits) unless, in each case, the preferred securities guarantees are amended so that they rank pari passu with, and contain substantially equivalent rights of priority as to payment of distributable profits as, any such other preferred securities or securities or other instruments equivalent to preferred securities or other such guarantee.
     Non-Payment
     Under the terms of the preferred securities guarantees, the Guarantor will undertake that if any amount required to be paid pursuant to the preferred securities guarantees in respect of any distribution payable in respect of the most recent distribution period has not been paid, no distributions (except distributions in the form of shares of the Guarantor ranking junior to the obligations of the Guarantor under the preferred securities guarantees) will be declared or paid or set aside for payment, or other distribution made, upon the ordinary shares of the Guarantor or any other class of share capital or any securities of the Guarantor ranking junior to the preferred securities guarantees, nor will any ordinary shares of the Guarantor or any other class of share capital or securities of the Guarantor ranking pari passu with or junior to the obligations of the Guarantor under the preferred securities guarantees, be redeemed, repurchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such ordinary shares of the Guarantor, class of share capital or securities) by the Guarantor (except by conversion into or in exchange for shares or securities of the

Guarantor ranking junior to the preferred securities guarantees), until such time as BBVA International Preferred or the Guarantor pursuant to the preferred securities guarantees will have made payment in full of distributions as indicated in the applicable prospectus supplement.
     Ownership
     The Guarantor undertakes to hold (directly or indirectly) 100% of the ordinary shares of BBVA International Preferred so long as any preferred securities of BBVA International Preferred remain outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of BBVA International Preferred except in the case that the Guarantor liquidates, dissolves, winds up or reduces its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Laws.
     Voting Rights
     The Guarantor undertakes in connection with the right of the holders to participate in the adoption of certain decisions in the general meeting of holders of preferred securities as contemplated in the conditions of the preferred securities:
•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in favor of the appointment or removal of the directors so named by the general meetings of preferred securities holders and to take all necessary measures in such regard;

•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in conformity with the result of the vote of the general meetings of preferred securities holders with respect to the dissolution and winding up of BBVA International Preferred; and

•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in conformity with the result of the vote of the general meetings of holders of preferred securities with respect to the issuance of further preferred securities or of other preferred securities where BBVA International Preferred has not duly made the most recent distribution required in respect of the preferred securities issued and outstanding at the time.
Termination of the Preferred Securities Guarantees
     The preferred securities guarantees with respect to a particular series of preferred securities will terminate and be of no further force and effect upon payment in full of any redemption price applicable to that series, calculated as specified in the applicable prospectus supplement, or purchase and cancellation of all preference securities of that series or payment in full of the liquidation distributions of that series. However, the preferred securities guarantees will continue to be effective or will be reinstated, as the case may be, if at any time payment of any sums paid under the preferred securities of that series or the preferred securities guarantees must be restored by a holder for any reason whatsoever.
General
     Successors and Assigns
     Subject to operation of law, all guarantees and agreements contained in the preferred securities guarantees with respect to a particular series of preferred securities will bind the successors, assigns, receivers, trustees and representatives of the Guarantor and will inure to the benefit of the holders of the preferred securities of that series, each of whom will be entitled severally to enforce his preferred securities guarantees against the Guarantor. The Guarantor may not transfer its obligations under the preferred securities guarantees without the prior approval of (i) the Bank of Spain and (ii) the holders of not less than two-thirds in liquidation preference of that series of preferred securities or by resolution of a general meetings of preferred securities holders of that series approved by the holders of preferred securities representing at least two-thirds of the liquidation preference of that series, provided, however, that the foregoing does not preclude the Guarantor from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such holders. The convening and holding of the general meetings of preferred securities holders must be done in accordance with the applicable regulations.
     The Guarantor must notify (i) any request for approval from the holders and (ii) any merger, consolidation, transfer or assignment, each as referred to in the paragraph above, in accordance with the terms of the applicable preferred securities guarantee.
     Transfers
     The preferred securities guarantees are solely for the benefit of the holders of the preferred securities and are not separately transferable from the preferred securities.
     Amendments
     Except as described in “—Limitations on Further Issuance of Preferred Securities” and for any changes necessary to reflect any merger or consolidation of the Guarantor with, or any transfer of all or substantially all of the assets of the Guarantor to, any banking organization or any other entity permitted by applicable laws and any changes which do not adversely affect the rights of holders, the preferred securities guarantees with respect to a particular series of preferred securities may be changed only by agreement in writing signed by the Guarantor with the prior approval of (i) the Bank of Spain and (ii) the holders of not less than two-thirds in liquidation preference of the preferred securities of that series or by resolution of a general meetings of preferred securities holders of that series approved by the holders of the preferred securities representing at least two-thirds of the liquidation preference of that series. The calling and holding of such general meetings of preferred securities holders must be done in accordance with the applicable regulations.
     Notices
     Any notice, request or other communication required or permitted to be given under the preferred securities guarantees to the Guarantor will be given in writing by delivering the same against receipt therefore or by facsimile transmission (confirmed by mail) addressed to the Guarantor, as follows (and if so given by facsimile transmission), and will be deemed given upon mailing of confirmation, to:
Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81
28046 Madrid
Facsimile: 011 34 91 537 4011
Attention: Ana Fernández Manrique
     The address of the Guarantor may be changed at any time and from time to time and will be the most recent such address furnished in writing by the Guarantor to the paying agent.
     Any notice, request or other communication required to be given by the Guarantor under the preferred securities guarantees will be given by it (i) so long as any preferred security is listed or has been admitted to trading on any other stock exchange, BBVA International Preferred will ensure that notices are duly published in a manner which complies with the rules of such stock exchange or relevant authority and (ii) by mail to DTC or one of its direct or indirect participants (in any case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).
     In accordance with its published rules and regulations, DTC or one of its direct or indirect participants will notify holders of securities accounts with it to which any preferred securities are credited of any such notices received by it.

     Annual Reports
     The Guarantor will furnish any prospective holder, upon request of such holder, with a copy of its annual report, and any interim reports made generally available by the Guarantor to holders of the ordinary shares of the Guarantor.
Law and Jurisdiction
     The preferred securities guarantees will be governed by, and construed in accordance with, Spanish law. The Guarantor has irrevocably agreed for the benefit of the holders of the preferred securities that courts of Madrid, Spain, are to have jurisdiction to settle any disputes which may arise out of or in connection with the preferred securities guarantees and that accordingly any suit, action or proceedings arising out of or in connection with the preferred securities guarantees may be brought in such courts. The Guarantor has also irrevocably agreed to waive any objection which it may have now or in the future to the laying of the venue of any such proceedings in the courts of Madrid, Spain.

DESCRIPTION OF THE NOTES AND THE NOTES GUARANTEES
     This section describes the general terms and provisions of the indenture dated July 18, 2008 (the “senior indenture”) among BBVA U.S. Senior as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes and the senior guarantees that may be offered by BBVA U.S. Senior and BBVA, respectively, and the indenture dated July 18, 2008 (the “subordinated indenture”) among BBVA Subordinated Capital as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes and the subordinated guarantees that may be offered by BBVA Subordinated Capital and BBVA, respectively. In this section, we will refer to BBVA U.S. Senior and BBVA Subordinated Capital as the “issuers”, the senior notes and the subordinated notes as the “notes”, the senior indenture and the subordinated indenture as the “indentures” and the senior guarantees and the subordinated guarantees as the “notes guarantees.” A prospectus supplement of the relevant issuer will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.
     All material information about the notes, notes guarantees and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures, the notes and the notes guarantees. If you would like additional information, you should read the indentures, the notes and the notes guarantees. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.
     BBVA U.S. Senior or BBVA Subordinated Capital may issue future notes and BBVA may issue future guarantees of such notes under other indentures or documentation which contain provisions different from those included in the indentures described here. None of the issuers or BBVA are prohibited under the notes, indentures or notes guarantees, as the case may be, from paying any amounts due under any of their respective obligations at a time when they are in default or have failed to pay any amounts due under the notes, indentures or notes guarantees, as the case may be. See “—Subordinated Notes and Subordinated Guarantees”.
     The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus.
General
     The indentures do not limit the aggregate principal amount of notes that BBVA U.S. Senior or BBVA Subordinated Capital may issue under them. However, on July 24, 2007, the Guarantor’s Board of Directors resolved to provide an irrevocable guarantee up to an aggregate amount of €6,000,000,000 (or its equivalent in any other currency) for future issues of notes made by the issuers, and as of the date of this prospectus the Guarantor has not issued any guarantees under this authorization. The Guarantor’s Board of Directors may increase or decrease the aggregate authorized amount for such guarantees at any time.
     Neither the indentures, nor the notes, nor the notes guarantees will limit or otherwise restrict the amount of other indebtedness or other securities or guarantees which the issuers, the Guarantor or any of its subsidiaries may incur or issue. The notes will not contain any provision that would provide you, as a holder of the notes, with protection against a sudden and significant decline in the credit quality of BBVA U.S. Senior, BBVA Subordinated Capital or the Guarantor, or against a takeover, recapitalization or highly leveraged similar transaction involving the Guarantor. BBVA U.S. Senior or BBVA Subordinated Capital can issue notes from time to time in one or more series, up to the aggregate principal amount that BBVA U.S. Senior, BBVA Subordinated Capital and the Guarantor may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be. The notes guarantees will be direct, unconditional and unsecured obligations of the Guarantor.

     The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.
General Terms of the Notes and the Notes Guarantees
     The applicable prospectus supplement will describe the terms of the offered notes and notes guarantees, including some or all of the following:
•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes and notes guarantees;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the notes will be issued;

•	if any of the notes are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•	the date or dates on which the principal of the offered notes is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the notes payable on that date is determined;

•	the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which the issuer of the notes will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the notes, and the other terms and provisions of such funds;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which the issuer or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•	if certificates representing the notes will be issued in temporary or permanent global form, the identity of the depository for the global notes, and the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•	each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to the issuer in respect of the notes or the indenture may be served;

•	whether any of the notes are to be redeemable at the option of the issuer of the notes or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of the issuer or holder and the terms and provisions of such optional redemption;

•	whether the issuer is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such notes;

•	the denomination and currency in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•	if other than the principal amount thereof, the portion of the principal amount of any such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•	whether the notes and notes guarantees are senior notes and senior guarantees issued pursuant to the senior indenture or subordinated notes and subordinated guarantees issued pursuant to the subordinated indenture or include both;

•	whether BBVA U.S. Senior, BBVA Subordinated Capital or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•	whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•	whether the person in whose name a note is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of BBVA U.S. Senior, BBVA Subordinated Capital or the Guarantor with respect to the notes set forth in the relevant indenture;

•	the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•	if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes and related notes guarantees;

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures;

•	the deed of issuance, in Spanish, related to the notes, and the Regulations (as defined below in “—Syndicate of Holders, Meetings, Modifications and Waivers”), in Spanish with a non-official English translation, related to the notes; and

•	in the case of the subordinated notes, any other provisions in addition to any of the provisions related to the payment of additional amounts.
     The issuers may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.
Payments of Additional Amounts
     Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In such event, the issuer or, as the case may be, the Guarantor will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the notes holders, or their trustees or any paying agent, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:
(a)	to, or to a third party on behalf of, a note holder who is liable for such taxes or duties in respect of such note by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the note holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c)	to, or to a third party on behalf of, a note holder in respect of whom the issuer or the Guarantor (or the paying agent on its behalf) does not receive such information (which may include a tax residence certificate) concerning such note holder’s identity and tax residence (as well as the identity and tax residence of the beneficial owner for whose benefit it holds such note) as it may require in order to comply with Spanish Law 13/1985 of 25 May (as amended by Spanish Law 19/2003 of 4 July and Spanish Law 23/2005 of 18 November) and any implementing legislation or regulation by 10:00 a.m. (CET) on the 10th calendar day of the month following the Relevant Date (as defined below) upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the day immediately preceding such date); or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27

November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(e)	presented for payment by or on behalf of a note holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union.
     Additional amounts will also not be paid with respect to any payment to a note holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the note holder.
     As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the note holders, notice to that effect is duly given to the note holders in accordance with the provisions set forth under “— Notices” below.
Optional Tax Redemption
     An issuer may, in compliance with the applicable capital adequacy regulations of the Bank of Spain from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes. Subject to such restrictions, an issuer may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days notice given in the manner described under “— Notices” below and in the applicable prospectus supplement and indenture.
     The redemption will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption, or amortized face amount in the case of an original issue discount note.
     A redemption under this section will only be permitted if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision thereof, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, either:
•	it is determined by the issuer or the Guarantor that in making payment under the notes or the notes guarantees, the issuer or the Guarantor, as the case may be, would become obligated to pay additional amounts, as described in the section entitled “— Payments of Additional Amounts” above, with respect to such payment and the issuer or the Guarantor cannot avoid this obligation without unreasonable cost or expense; or

•	the Guarantor is or would be required to deduct or withhold tax on any payment to the issuer to enable it to make any payment of principal or interest in respect of the notes and the Guarantor cannot avoid this obligation without unreasonable cost or expense.
     The issuers and the Guarantor are not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which an issuer or the Guarantor would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes or the notes guarantees then due.
     In the case of any merger, consolidation, sale or conveyance not considered an event of default, the acquiring or resulting corporation will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such corporation's jurisdiction of incorporation, which change or amendment occurs subsequent to the date of the merger, consolidation, sale, conveyance or lease.
Form, Transfer, Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to the issuer, but the issuer may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.
     Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon, as paying agent and securities registrar under the applicable indenture. However, BBVA U.S. Senior or BBVA Subordinated Capital may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.
     Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.
Global Certificates
     The issuers may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, issuers will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.
     As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (as defined below) and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.
     Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if:
•	DTC notifies the issuer that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the issuer within 60 days after the date of such written notice from DTC;

•	the issuer notifies the trustee in writing that it has elected to cause the issuance of definitive registered notes of such series; or

•	there shall have occurred and be continuing an Event of Default (as defined below) with respect to the notes of such series and the notes of such series.

Outstanding Notes
     In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the notes or the indentures, any note owned by the issuer, the Guarantor or any other obligor upon the notes or any affiliate of the issuer, the Guarantor or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note that will be outstanding will be the principal face amount determined on the date of its original issuance.
Syndicate of Holders, Meetings, Modifications and Waivers
     Syndicate of Holders
     The holders of notes of each series shall meet in accordance with the regulations governing the Syndicate (as defined below) of holders of notes of such series (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate and the rules governing its relationship to the relevant issuer and are attached to the relevant Spanish public deed of issuance with respect to such series of notes.
     By purchasing a note, the holder of that note is also deemed to have agreed to membership in the Syndicate in respect of notes of such series and, if such holder purchased such note prior to the record date for the first meeting of the Syndicate, to have granted full power and authority to The Bank of New York Mellon with respect to notes of such series to act as its proxy to vote at the first meeting of the Syndicate of holders of notes of such series in favor of the ratification of the Regulations in respect of such Syndicate, the ratification of the designation and appointment of The Bank of New York Mellon as Commissioner (as defined below) of such Syndicate and the ratification of the actions of the Commissioner performed prior to such first meeting of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate.
     “Syndicate” means the syndicate (sindicato) constituted of all holders of notes of a particular series at any particular time, as provided in and governed by the Regulations applicable to notes of such series and Chapter X, Section 4 of the Spanish Corporations Law (Ley de Sociedades Anónimas). “Commissioner” means the commissioner (comisario) of the Syndicate related to notes of a particular series, as provided in the Regulations applicable to notes of such series and Section 303 of the Spanish Corporations Law (Ley de Sociedades Anónimas), and shall be The Bank of New York Mellon with respect to each such series until it resigns or is removed as Trustee and a successor Commissioner is appointed or it is removed as Commissioner, and thereafter shall be each person who has been designated by the Syndicate of holders of notes of such series as Commissioner with respect to the notes of such series.
     Meetings and Voting
     Except as otherwise provided under the relevant indenture, the Regulations governing the Syndicate of holders of notes of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of the relevant series shall be given or taken only by resolution duly adopted in accordance with the relevant indenture and the Regulations governing the Syndicate of holders of notes of the relevant series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is referred to as the “Act” of the holders. Any such meeting is expected to be held in the city where the Commissioner has its principal executive offices, which is currently New York, New York.
     The indentures and the Regulations contain provisions for convening meetings of holders of each series of notes to consider matters affecting their interests. A meeting of holders of notes of a series may be called at the request of:
•	the Commissioner on the Commissioner’s own initiative or at the request of the applicable trustee or issuer through such trustee; or

•	the Commissioner upon the request of holders of notes representing at least 5% of the outstanding aggregate principal amount of the notes of such series.

     Two-thirds in principal amount of the outstanding notes of the relevant series shall constitute a quorum for a meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of holders present or duly represented at such meeting of outstanding notes of the relevant series representing a majority of principal amount of the notes of such series outstanding on the applicable record date. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 30 days. A majority in principal amount of the outstanding notes of the relevant series shall constitute a quorum for any such reconvened meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of holders present or duly represented at such meeting of outstanding notes of the relevant series representing a majority of principal amount of the notes of such series outstanding on the applicable record date. Voting shall be by written ballot. Any resolution duly adopted or decision duly taken in accordance with the applicable Regulations at any meeting of the Syndicate of holders of notes of a series duly held in accordance with such Regulations shall be binding on all holders of outstanding notes of such series, whether or not such holders were present or represented at such meeting.
     Notwithstanding the above, any resolution of a Syndicate of holders of notes of a series with respect to any request, demand, authorization, direction, notice, consent or waiver which the relevant indenture or the Trust Indenture Act expressly provides must be made, given or taken by the holders of a specified percentage in principal amount of outstanding notes of a series, or by each holder of outstanding notes of the relevant series, as the case may be, may be adopted only by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes of the relevant series, or each holder of notes of the relevant series, as the case may be.
     Furthermore, notwithstanding any other provision of the Regulations applicable to notes of a series, nothing in the Regulations shall limit the rights of any holder of outstanding notes of such series to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate of holders of notes of such series where the relevant indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside such Syndicate, as the case may be, by holders of outstanding notes of the relevant series.
     Voting at a meeting of the Syndicate may be conducted by proxy.
     Modification without Consent of Holders
     An issuer, the Guarantor (in each case, when authorized by or pursuant to a board resolution) and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:
•	evidence the succession of another entity to the issuer or the Guarantor, and the assumption by any such successor of the covenants of the issuer or the Guarantor in such indenture and in the notes or the notes guarantees;

•	add to covenants of the issuer or the Guarantor for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon the issuer or the Guarantor;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under the relevant indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

•	supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes; or

•	amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding.
     Modification With Consent of Holders
     An issuer, the Guarantor (in each case, when authorized by or pursuant to a board resolution) and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by the issuer or the Guarantor with the consent, as evidenced in an Act or Acts, of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:
•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all outstanding notes of such series, to the postponement of any stated maturity of any installment of interest for a period not exceeding three years from the original payment date of such installment);

•	reduce the principal amount of, the rate of interest on, any additional amounts with respect to or any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of the issuer or the Guarantor to pay additional amounts;

•	reduce the amount of the principal of an original issue discount note that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place or currency of payment of principal, premium, interest or any additional amounts, except as described under “—Form, Transfer, Payment and Paying Agents”;

•	impair the right to take legal action to enforce the payment when due of principal of, premium, if any, or interest on or any additional amounts with respect to the notes;

•	reduce the percentage in principal amount of notes outstanding necessary to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes necessary to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of the issuers or the Guarantor in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts.

     The holders of a majority in aggregate principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of principal, premium, interest, or additional amounts or in the performance of certain covenants specified in the relevant indenture or a default with respect to a provision which cannot be modified or amended without the consent of each affected holder of outstanding notes of a particular series.
Substitution of the Issuer
     The Guarantor or any controlled subsidiary of the Guarantor may assume the obligations of an issuer under the notes, subject to the prior consent of the Bank of Spain with respect to the subordinated notes, without the consent of the holders of the notes. Any notes so assumed, except if assumed by the Guarantor, will have the benefit of the related notes guarantees. In the event of an assumption of the obligations of an issuer by the Guarantor, the subordination provisions of the subordinated guarantees will apply to the subordinated notes so assumed and the subordination provisions of the subordinated notes will no longer apply. In the event of any assumption, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) on payments of interest or principal made on or subsequent to the date of such assumption.
     Additional amounts for payments of interest or principal made on or prior to the date of the assumption will be payable only for taxes imposed by Spain. The Guarantor or the controlled subsidiary of the Guarantor that assumes the obligations of an issuer will also be entitled to redeem the notes in the circumstances described above under the section entitled “— Optional Tax Redemption” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such jurisdiction that occurs subsequent to the date of such assumption. Upon such assumption, the applicable issuer will be released from all its obligations under the applicable notes and indentures.
     An assumption of the obligations of an issuer under the notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the notes for new notes, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.
Discharge, Defeasance and Covenant Defeasance
     An issuer or the Guarantor may discharge certain obligations to holders of any series of notes and related notes guarantees that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of the issuer, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.
     An issuer or the Guarantor may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series and related notes guarantees (“legal defeasance”). Legal defeasance means that the issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture and that the Guarantor will be deemed to have satisfied all of its obligations under the relevant indenture and with respect to the notes guarantees related to such notes, except for:
•	the rights of holders of the outstanding notes to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•	the obligations of the issuer or the Guarantor to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.
     In addition, an issuer or the Guarantor may elect to have its obligations released with respect to certain covenants in the indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.
     In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series and the related notes guarantees:
•	the issuer or the Guarantor must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which the issuer or the Guarantor is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	the issuer or the Guarantor must have delivered to the applicable trustee an opinion of counsel of internationally recognized standing to the effect that the holders of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture;
•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated notes, BBVA Subordinated Capital or the Guarantor shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Issuer Senior Indebtedness or Guarantor Senior Indebtedness (each as defined below under “—Subordinated Notes and Subordinated Guarantees”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA Subordinated Capital or the Guarantor, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.
     Unless otherwise provided in the applicable prospectus supplement, if, after an issuer or the Guarantor has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,
•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then, the indebtedness represented by such note and the related notes guarantee shall be deemed to have been fully discharged and satisfied through the payment of the principal of interest and any premium on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.
     A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the European Union.

     In the event the issuer or the Guarantor effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, the issuer and the Guarantor will remain liable to make payment of such amounts due at the time of acceleration.
     The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.
Notices
     All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee. In addition, notice of any meeting of a Syndicate of holders of notes of a particular series shall be validly given if done in accordance with the Regulations of the Syndicate of holders of notes of such series.
The Trustee
     The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, NY 10286. Any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
     Subject to the provisions of the Trust Indenture Act, a trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.
     The Guarantor and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees
     Any trustee in respect of the notes of a series may resign or be removed by an issuer or the Guarantor at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. Any such successor trustee will, except if a person other than the retiring trustee is the Commissioner of the relevant Syndicate, agree to accept appointment as Commissioner of the Syndicate of holders of notes of such series upon approval of such appointment by the holders of notes of such series in accordance with the Regulations applicable to such Syndicate.
Repayment of Funds
     All monies paid by an issuer or the Guarantor to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to the issuer or the Guarantor on issuer request in proportion to their respective payments of the monies which remain unclaimed, and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to the issuer or the Guarantor for payment as its general unsecured creditor.
Prescription
     All claims against an issuer or the Guarantor for payment of principal or interest, including additional amounts, on or for the notes will become void unless made within ten years, in the case of principal, and five years, in the case of interest, including additional amounts, from the later of the date on which that payment first became due and the date on which the full amount was received by the trustee.
Governing Law
     The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the issuers and the Guarantor of the indentures and the notes, certain provisions of the notes and the indentures related to the establishment of a Syndicate and the appointment of a Commissioner, certain provisions of the indentures related to the execution and delivery of the notes guarantees and certain provisions of the subordinated notes and the subordinated indenture related to the subordination of the subordinated notes and the subordinated guarantees shall be governed by and construed in accordance with Spanish law. The notes guarantees will be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.
Senior Notes and Senior Guarantees
     The senior notes will be direct, unconditional and unsecured indebtedness of BBVA U.S. Senior and will rank pari passu with all other unsubordinated and unsecured indebtedness of BBVA U.S. Senior, but in the case of insolvency, only to the extent permitted by creditor’s rights. The senior guarantees will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and will at all times rank pari passu among themselves and pari passu with all other unsubordinated and unsecured indebtedness of the Guarantor, but in the case of insolvency, only to the extent permitted by creditor’s rights.
     The Guarantor will unconditionally and irrevocably guarantee the due and punctual payment of any principal of and premium, if any, and interest on the senior notes, payments to sinking funds, if applicable, and additional amounts or any other amounts of whatever nature which may become payable under the senior notes or the senior indenture. If the Guarantor experiences bankruptcy proceedings, the rights and claims of holders under the senior guarantees will, under Spanish law, rank equally with all other unsubordinated and unsecured indebtedness.
     The senior guarantees will remain in effect until the entire principal and interest on the related senior notes have been paid in full under the provisions of the senior notes, senior guarantees and senior indenture, or until the Guarantor and BBVA U.S. Senior’s obligations under the senior notes have been satisfied in accordance with the provisions of the senior notes, the senior guarantees and the senior indenture.
     Holders of senior notes may proceed directly against the Guarantor in case of a default under the senior notes without first proceeding against BBVA U.S. Senior.
     Events of Default
     “Event of Default”, wherever used below with respect to senior notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of senior notes or in the officers’ certificate for such series:
•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantees, in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of BBVA U.S. Senior in the senior indenture or the senior notes, or the Guarantor in the senior indenture or the related senior guarantees, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA U.S. Senior and the Guarantor by the trustee or to BBVA U.S. Senior, the Guarantor and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•	any capital markets indebtedness (as defined in the senior indenture) of either BBVA U.S. Senior or the Guarantor individually where the principal amount of such capital markets indebtedness is in any case in excess of $50,000,000 (or its equivalent in another currency or other currencies) or any guarantee by BBVA U.S. Senior or the Guarantor of any capital markets indebtedness of any other person is not (in the case of capital markets indebtedness) paid when due (after the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of BBVA U.S. Senior or the Guarantor or otherwise in respect of such capital markets indebtedness, or (in the case of a guarantee) is not honored when due (after the longer of 30 days after the due date and any applicable grace period therefor);

•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA U.S. Senior for the winding-up or dissolution of BBVA U.S. Senior (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation;

•	BBVA U.S. Senior or the Guarantor is adjudicated or found bankrupt or insolvent, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA U.S Senior or the Guarantor to apply for, judicial composition proceedings with its creditors or for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to BBVA U.S. Senior or the Guarantor or of a substantial part of the assets of either of them (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	BBVA U.S. Senior or the Guarantor stops payment of its debts generally;

•	BBVA U.S. Senior (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series) or the Guarantor (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business;

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA U.S. Senior or the Guarantor or an application is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA U.S. Senior or the Guarantor or in relation to the whole or any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor, or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor and is not discharged within 30 days; or

•	the senior guarantees with respect to senior notes of such series cease to be, or are claimed by the Guarantor not to be, in full force and effect.
     For the purpose of the above definition, a report by the external auditors from time to time of the issuer or the Guarantor, as the case may be, as to whether any part of the business or assets of the issuer or the Guarantor is “substantial” shall, in the absence of manifest error, be conclusive.
     If an Event of Default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act (as defined in the senior indenture) of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior notes, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.
     At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act (as defined in the senior indenture) rescind and annul such declaration and its consequences if:
1.	BBVA U.S. Senior or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:
     (A) all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;
     (B) the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;
     (C) to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and
     (D) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and
2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act (as defined in the senior indenture) waive any past Event of Default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.
     No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.
     Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act (as defined in the senior indenture) on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
     Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to senior notes of such series.
Subordinated Notes and Subordinated Guarantees
     As used in this section:
     “Issuer Senior Indebtedness” means Senior Indebtedness of BBVA Subordinated Capital.
     “Guarantor Senior Indebtedness” means Senior Indebtedness of the Guarantor.
     “Senior Indebtedness” means, with respect to any person, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of priviledged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes) and insolvency estate creditors (acreedores contra la masa) of such person, as determined in accordance with the Insolvency Law (as defined below); or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of such person, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by such person, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.
     Subordination of Subordinated Notes
     BBVA Subordinated Capital’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. If and to the extent that there is a deficiency in any payment in respect of the subordinated notes and such deficiency is not remedied as a result of a demand for payment under the subordinated guarantee (but without prejudice to the subordinated status of the subordinated guarantee pursuant to the subordinated guarantee) the claims of the holders in respect of such deficiency will, in the event of insolvency (concurso) of BBVA Subordinated Capital (under Spanish law 22/2003 of 9 June, as amended from time to time (the “Insolvency Law”)) or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure, fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Issuer Senior Indebtedness (as defined above) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated notes. Accordingly, no amount shall be payable by BBVA Subordinated Capital to the holders of subordinated notes in respect of such deficiency until the claims with respect to all Issuer Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure have been satisfied pursuant to the laws of Spain and any amounts in respect of such deficiency thereafter paid to the applicable trustee will be pari passu with the amounts payable with respect to subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure and shall be held by the applicable trustee in trust to apply the same:
     (i) first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the applicable trustee in or about the execution of the trusts of these presents and any unpaid remuneration of such trustee;
     (ii) second, in payment or satisfaction of claims related to Issuer Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator;
     (iii) third, in payment or satisfaction of contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of principal of the subordinated notes) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital other than payments set forth in paragraph (iv) below;
     (iv) fourth, in payment or satisfaction of payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of interest and additional amounts, if any, on the subordinated notes) (excluding interest on secured indebtedness to the extent secured);
     (v) fifth, in payment or satisfaction of fines or any other monetary penalties or sanctions;
     (vi) sixth, in payment or satisfaction of claims of creditors which are related to the BBVA Subordinated Capital as set forth in article 93 of the Insolvency Law; and
     (vii) seventh, in payment or satisfaction of indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith.
     The consolidation of BBVA Subordinated Capital with, or the merger of BBVA Subordinated Capital into, or the conveyance, transfer or lease by BBVA Subordinated Capital of its properties and assets substantially as an entirety to, another person upon the terms and conditions set forth in the subordinated indenture, or the liquidation or dissolution of BBVA Subordinated Capital following any such conveyance or transfer, shall not be deemed an event of insolvency (concurso) (under the Insolvency Law) or the voluntary or mandatory liquidation or similar procedure of BBVA Subordinated Capital for the purposes of the description above if the person formed by such consolidation or into which BBVA Subordinated Capital is merged or the person that acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the subordinated indenture.
     Nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA Subordinated Capital to make, or prevent BBVA Subordinated Capital from making, at any time except as provided above, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.
     Any renewal or extension of the time of payment of any Issuer Senior Indebtedness or the exercise by the holders of Issuer Senior Indebtedness of any of their rights under any instrument creating or evidencing Issuer Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.
     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Issuer Senior Indebtedness is outstanding or of such Issuer Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.
     Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.
     The applicable trustee’s claims under the subordinated indenture are not subordinated.
     Subordination of Subordinated Guarantees
     The payment of principal and interest or any other amounts as specified in the applicable prospectus supplement and in the subordinated indenture in respect of the subordinated notes has been fully and unconditionally guaranteed, on a subordinated basis, by the Guarantor pursuant to the subordinated guarantees. The obligations of the Guarantor under the subordinated guarantees constitute direct, unsecured and subordinated obligations of the Guarantor. In the event of insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure, claims by holders of subordinated guarantees against the Guarantor will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Guarantor Senior Indebtedness and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated guarantees. Accordingly, no amount shall be payable by the

Guarantor to the Holders in respect of the subordinated guarantees until the claims with respect to all Guarantor Senior Indebtedness admitted in the insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure have been satisfied pursuant to the laws of the Kingdom of Spain.
     After payment in full of all Guarantor Senior Indebtedness but before distributions to shareholders, under article 92 of the Insolvency Law, the Guarantor will pay or satisfy subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor in the following order and pro rata within each class: (i) claims related to Guarantor Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator; (ii) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of principal of the subordinated notes due under the subordinated guarantees) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor other than payments set forth in subparagraph (iii) of this paragraph; (iii) payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of interest and Additional Amounts, if any, on the subordinated notes due under the subordinated guarantees) (excluding interest on secured indebtedness to the extent secured); (iv) fines or any other monetary penalties or sanctions; (v) claims of creditors which are related to the Guarantor as set forth in article 93 of the Insolvency Law; and (vi) indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith.
     The Guarantor in the subordinated guarantees agrees and each holder of subordinated notes, by his or her acceptance of a subordinated notes guarantee will be deemed to have agreed to the above described subordination of the subordinated guarantee. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of the Kingdom of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated guarantee. In addition, each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated guarantees as provided in subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.
     Any renewal or extension of the time of payment of any Guarantor Senior Indebtedness or the exercise by the holders of Guarantor Senior Indebtedness of any of their rights under any instrument creating or evidencing Guarantor Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.
     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Guarantor Senior Indebtedness is outstanding or of such Guarantor Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.
     Events of Default
     “Event of Default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of subordinated notes or in the officers’ certificate for such series:
•	default by BBVA Subordinated Capital, or the Guarantor pursuant to the applicable subordinated guarantees, in the payment of the principal of any subordinated note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA Subordinated Capital, or the Guarantor pursuant to the applicable subordinated guarantee, in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA Subordinated Capital for the winding-up or dissolution of BBVA Subordinated Capital (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act (as defined in the subordinated indenture) of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act (as defined in the subordinated indenture) of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation; or

•	any other Event of Default that may be specified pursuant to the subordinated indenture.
     If an Event of Default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act (as defined in the subordinated indenture) of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series, of such subordinated notes or subordinated notes, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.
     At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act (as defined in the subordinated indenture), rescind and annul such declaration and its consequences if:
     1. BBVA Subordinated Capital or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:
(A) all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;
(B) the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C) to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and
(D) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and
     2. all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act (as defined in the subordinated indenture), waive any past Event of Default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series.
     No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.
     Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act (as defined in the subordinated indenture), on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
     Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to subordinated notes of such series.
Subrogation
     Holders of the subordinated notes will have no rights of subrogation in respect of any payments or distributions made to holders of any Issuer Senior Indebtedness as a result of the subordination provisions of the subordinated notes.

Perpetual Subordinated Debt
     Neither BBVA U.S. Senior nor BBVA Subordinated Capital may issue subordinated notes that do not have a stated maturity or which may otherwise be treated as equity for U.S. federal income tax purposes.

SPANISH TAX CONSIDERATIONS
     The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of BBVA ordinary shares and ADSs, BBVA International Preferred preferred securities, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes by U.S. Residents (as defined below). This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law.
     Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of BBVA ordinary shares or ADSs, BBVA International Preferred preferred securities, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes including the effect of tax laws of any other jurisdiction, based on their particular circumstances.
     As used herein, the following terms have the following meanings:
(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “ U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.
     For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the BBVA ordinary shares underlying the ADSs. Holders of BBVA ordinary shares or ADSs, BBVA International Preferred preferred securities, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT.”
     The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.
BBVA Ordinary Shares or ADSs
     1. Taxation of Dividends
     Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of BBVA ordinary shares or ADSs are subject to the Spanish Non-Resident Income Tax, referred to as the “NRIT,” approved by Royal Decree Legislative 5/2004 of March 5, withheld at the source, currently at an 18% tax rate. To meet this requirement, the company will apply an 18% withholding tax on the gross amount of dividends.
     However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than 25% of the voting rights of the ordinary shares of the company distributing the dividends.
     In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 18% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund from the depositary of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to the relevant issuer or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.
     The Bank of New York Mellon, unless otherwise indicated in the applicable prospectus supplement, has arranged a procedure by which a holder of BBVA ADSs may receive both the dividend payment (net of the withholding of 18% of the gross amount of dividends) and the tax relief of 3% under the Treaty on the same dividend payment date. Holders of BBVA ADSs unable to return their refund claims to The Bank of New York Mellon by the deadlines specified by The Bank of New York Mellon may use the “Quick Refund” process described below to receive the refund the next month after the dividend record date. See “— Quick Refund Process.”
      Quick Refund Process
     Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.
     The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “— Spanish Refund Procedure” below.
     Spanish Refund Procedure
     According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:
•	The corresponding Spanish tax form (currently, Form 210);

•	The IRS certificate of residence referred to above under “— Taxation of Dividends;” and

•	A certificate evidencing Spanish Non-Resident Income Tax withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.
      2. Taxation of Capital Gains
     Capital gains realized by U.S. Residents from the disposition of BBVA ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the BBVA ordinary shares outstanding during the twelve months preceding the disposition of the shares, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations. A U.S. Resident may be required to establish that he or she is entitled to this exemption by providing to the relevant Spanish tax authorities a certificate of United States residence on IRS Form 6166, together with the corresponding Spanish tax form.
     Additionally, capital gains derived from the transfer of BBVA ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a treaty with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations. In the case of U.S. Residents, it may be necessary to provide to the Spanish tax authorities an IRS certificate of United States residence on IRS Form 6166.

      3. Spanish Wealth Tax
     Unless an applicable DTT provides otherwise (and the Treaty does not provide otherwise), Spanish non-resident individuals who hold BBVA ordinary shares located in Spain or rights attached to such BBVA ordinary shares exercisable in Spain are subject to the Spanish Wealth Tax (Law 19/1991), which imposes a tax on property and rights located in Spain, or that can be exercised within the Spanish territory, on the last day of any year.
     Therefore, U.S. holders of BBVA ordinary shares or ADSs located outside of Spain are not subject to the Spanish Wealth Tax.
     However, the Spanish tax authorities may argue that all ordinary shares of Spanish corporations and all ADSs representing such ordinary shares are located in Spain for Spanish tax purposes. If such a view were to prevail, nonresidents of Spain who held BBVA ordinary shares on the last day of any year would be subject to the Spanish Wealth Tax for such year at an effective tax rate varying between 0% and 2.5% of the average market value of such BBVA ordinary shares during the last quarter of such year, as published by the Spanish Treasury Ministry. Nonresidents of Spain should consult their tax advisors with respect to the applicability of the Spanish Wealth Tax.
      4. Spanish Inheritance and Gift Taxes
     Unless otherwise provided under an applicable DTT (and the Treaty does not provide otherwise), transfers of BBVA ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the BBVA ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, as stated above, the Spanish tax authorities may argue that all BBVA ordinary shares and all ADSs are located in Spain for Spanish tax purposes.
     The effective tax rate, after considering all relevant factors, ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “— Taxation of Capital Gains.”
      5. Spanish Transfer Tax
     Transfers of BBVA ordinary shares or ADSs will be exempt from Spanish transfer tax or value-added tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of BBVA ordinary shares or ADSs.
Preferred Securities, Senior Notes and Subordinated Notes
     References in this section to holders of preferred securities, senior notes or subordinated notes, as the case may be (hereinafter, the relevant securities) include the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.
      Introduction
     This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:
(a)	of general application, Additional Provision Two of Law 13/1985, of May 25 on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of July 4 on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures and Law 23/2005, of November 18 on certain tax measures to promote the productivity, as well as Royal Decree 1065/2007, of July 27;

(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of March 5 promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of July 30 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of March 5 promulgating the Consolidated Text of the NRIT Law as amended by Royal Decree-Law 2/2008 of April 21, on measures to promote the economy, and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax.
     Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.
      1. Tax Rules for Preferred Securities, Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country
     The following summary assumes that the relevant securities will be listed on an organized market in an OECD country.
     1(a). Individuals with Tax Residency in Spain
     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
     Both distributions and interest periodically received and income derived from the transfer, redemption or repayment of the relevant securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%. Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.
      Net Wealth Tax (Impuesto sobre el Patrimonio)
     Individuals who are resident in Spain for tax purposes and hold the relevant securities on the last day of any year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the preferred securities during the last quarter of the year during which such securities were held, with an exempt amount established by the Spanish regional and state rules, or €108,182.18 if no exempt amount is established.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

     1(b). Legal Entities with Tax Residency in Spain
     Corporate Income Tax (Impuesto sobre Sociedades)
     Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 30%) in accordance with the rules for this tax.
     In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.
     The Directorate General for Taxation (Dirección General de Tributos — “DGT”), on July 27, 2004, issued a tax ruling indicating that in the case of issues made by entities resident in Spain, as in the case of BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital, application of the exemption requires that the relevant securities be placed outside Spain in another OECD country. Unless otherwise indicated in the applicable prospectus supplement, the relevant subsidiary issuer considers that the issue of such securities will fall within this exemption as the relevant securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the preferred securities, senior notes or subordinated notes is resident in Spain. Consequently, the relevant subsidiary issuer, will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, BBVA International Preferred, BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be, will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the relevant subsidiary issuer and the Guarantor will not, as a result, pay additional amounts.
     In order to implement the exemption from withholding, the procedures laid down in the Order of December 22, 1999 will be followed. No reduction percentage will be applied. See “— Evidencing of Beneficial Owner Residency in Connection with Distributions.”
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     Spanish legal entities are not subject to the Spanish Net Wealth Tax.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the preferred securities in their taxable income for Spanish CIT purposes.
     1(c). Individuals and Legal Entities with no Tax Residency in Spain
     Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “— Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).” Ownership of the preferred securities, senior notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the preferred securities, senior notes or subordinated notes, as the case may be, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to those securities, through a permanent establishment in Spain, are exempt from NRIT.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the relevant securities, in the manner detailed below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions” as set forth in article 44 of Royal Decree 1065/2007 of 21 July. If these information obligations are not complied with in the manner indicated, the relevant subsidiary issuer or the guarantor, as the case may be, will withhold 18% and, as a result, will not pay any additional amounts.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from BBVA International Preferred, BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be, by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions.” Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     To the extent that income derived from relevant securities is exempt from NRIT, individual beneficial owners not resident in Spain for tax purposes who own interests in such securities on the last day of any year will be exempt from Net Wealth Tax. Furthermore, individual beneficial owners resident in a country with which Spain has entered into a double tax treaty in relation to Net Wealth Tax that provides for taxation in such beneficial owner’s country of residence will not be subject to such tax. If the provisions of the foregoing two sentences do not apply, individuals not resident in Spain for tax purposes who own interests in the preferred securities, senior notes or subordinated notes on the last day of any year will be subject to the Spanish Net Wealth Tax at an effective tax rate currently varying between 0% and 2.5% of the quoted average value of the preferred securities, senior notes or subordinated notes, as the case may be during the last quarter of the year during which such securities were held.
     Non-Spanish resident legal entities are not subject to the Spanish Net Wealth Tax.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals not resident in Spain for tax purposes who acquire ownership or other rights over preferred securities, senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax. In such case, the provisions of the relevant double tax treaty will apply. The United States and Spain have not entered into a double tax treaty in relation to Inheritance Tax.
     Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

      2. Tax Rules for Preferred Securities, Senior Notes and Subordinated Notes not Listed on an Organized Market in an OECD Country
     2(a). Withholding on Account of IIT, CIT and NRIT
     If the preferred securities, senior notes or subordinated notes are not listed on an organized market in an OECD country on any Distribution Payment Date, distributions and interest payments to beneficial owners in respect of such securities not listed on an organized market in an OECD country will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 10% for U.S. Residents. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “— Quick Refund Procedures” or the “— Direct Refund Procedure” described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions” in order to obtain a refund of the amounts withheld.
     2(b). Net Wealth Tax (Impuesto sobre el Patrimonio)
     If the preferred securities, senior notes or subordinated notes are not listed on an organized market in an OECD country on the last day of any year, individuals (whether or not resident in Spain for tax purposes) holding such securities not listed on the last day of any such year will be subject to the Spanish Net Wealth Tax for such year, unless in the case of individual investors not resident in Spain for tax purposes a double tax treaty applies, at an effective tax rate currently varying between 0% and 2.5% of the face value of the relevant securities held, with an exempt amount (for individuals resident in Spain for tax purposes) established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.
     Legal entities (whether or not resident in Spain for tax purposes) are not subject to Spanish Net Wealth Tax.
     2(c). Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.
     Individuals not resident in Spain for tax purposes who acquire ownership or other rights over preferred securities, senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax. In such case, the provisions of the relevant double tax treaty will apply. The United States and Spain have not entered into a double tax treaty in relation to Inheritance Tax.
     Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the preferred securities in their taxable income for Spanish CIT purposes.
     Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.
      3. Evidencing of Beneficial Owner Residency in Connection with Distributions
     As described under “—Tax Rules for Preferred Securities, Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country—Individuals and Legal Entities with no Tax Residency in Spain,” interest and other financial income paid with respect to the preferred securities, senior notes or subordinated notes, as the case may be, for the benefit of non-Spanish resident investors not acting, with respect to such securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax.
     The information obligations to be complied with in order to apply the exemption are those set forth in article 44 of the Spanish Royal Decree 1065/2007, being the following:
     An annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the preferred securities, senior notes and subordinated notes, as the case may be:
(A)	the identity and country of residence of the recipient of the income on such securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)	the amount of income received; and

(C)	details identifying the relevant securities.
     For the purpose of preparing the annual return referred to in the paragraph above, certain documentation regarding the identity and country of residence of the beneficial owners obtaining income on the relevant securities must be submitted to the relevant subsidiary issuer and the Bank on each relevant distribution payment date, as specified in the applicable prospectus supplement.
     In addition to the above, as described under “—Tax Rules for Preferred Securities, Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country —Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades),” Spanish CIT taxpayers will not be subject to withholding tax on income derived from the preferred securities, senior notes or subordinated notes, as the case may be, provided that Qualified Institutions (as defined below) acting on behalf of such CIT taxpayers provide relevant information to qualify as such on each relevant distribution payment date.
     In light of the above, the relevant subsidiary issuer, the guarantor, the paying agent (as specified in the applicable prospectus supplement), DTC and, unless otherwise indicated in the applicable prospectus supplement, fiscal agent will have arranged at the time of each prospectus supplement, if relevant, certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) on each relevant distribution payment date. The delivery of such information, while the relevant securities are in global form, will be made through the relevant direct or indirect participants in DTC. The relevant subsidiary issuer will withhold at the then-applicable rate (currently 18%) from any distribution payment as to which the required information has not been provided or the required procedures have not been followed.
     Each prospectus supplement will, if applicable, set forth procedures intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the preferred securities, senior notes or subordinated notes, as the case may be, through a permanent establishment in Spain.
     These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the preferred securities, senior notes or subordinated notes, as the case may be, free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”).
     Beneficial Owners who are entitled to receive income in respect of the preferred securities, senior notes or subordinated notes, as the case may be, free of any Spanish withholding taxes but who do not hold such securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to such securities at the then-applicable rate (currently 18%). Beneficial Owners who do not hold such securities through a Qualified Institution can follow alternative procedures, including a direct request for a refund from the Spanish tax authorities. The applicable prospectus supplement will contain a detailed description of these procedures, if relevant.
     4. Tax Rules for Payments Made by the Guarantor
     Payments made by the Bank acting as guarantor to security holders will be treated as interest for Spanish tax purposes and subject to the same tax rules previously set out for payments made by BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital.
     Pursuant to Royal Decree 1080/1991, of July 5, as amended, the following are each considered to be a tax haven:
Aruba,
British Virgin Islands,
Channel Islands (Jersey and Guernsey),
Cayman Islands,
Falkland Islands,
Fiji Islands,
Gibraltar,
Grand Duchy of Luxemburg Area (only as regards the income received by the Companies referred to in paragraph 1 of the Protocol annexed to the Avoidance of Double Taxation Treaty, dated 3rd June 1986 entered into by Spain and Luxemburg),
Grenada,
Hashemite Kingdom of Jordan,
Hong-Kong,
Islands of Antigua and Barbuda,
Isle of Man,
Jamaica,
Kingdom of Bahrain,
Macao,
Marianas Islands,
Montserrat,
Netherlands Antilles,
Principality of Andorra,
Principality of Liechtenstein,
Principality of Monaco,
Republic of Cyprus,
Republic of Lebanon,
Republic of Liberia,
Republic of Nauru,
Republic of Panama,
Republic of San Marino,
Republic of Seychelles,
Republic of Singapore,
Republic of Trinidad and Tobago,
Kingdom of Vanuatu,
Saint Lucia,
Saint Vincent & the Grenadines,
Solomon Islands,
Sultanate of Brunei,
Sultanate of Oman,
The Bahamas,
The Bermuda Islands,
The Cook Islands,
The Island of Anguila,
The Island of Barbados,
The Republic of Dominica,
Turks and Caicos Islands and
Virgin Islands (of the United States)

U.S. TAX CONSIDERATIONS
     The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, BBVA ordinary shares, BBVA International Preferred preferred securities, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire such securities. The summary applies only to U.S. Holders (as described below) that hold ordinary shares, ADSs, preferred securities, senior notes or subordinated notes as capital assets for tax purposes and, in the case of senior notes or subordinated notes, acquire such notes pursuant to the offering at the “issue price”, which will equal the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money. This summary does not address all of the tax consequences that may be relevant to holders subject to special rules, such as:
•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares, preferred securities, senior notes or subordinated notes as part of a hedge, straddle, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons who own or are deemed to own 10% or more of our voting shares.
     A holder is a “U.S. Holder” if the holder is a beneficial owner of BBVA ordinary shares or ADSs, BBVA International Preferred preferred securities, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes, as applicable, who is eligible for benefits of the Treaty and is, for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
     If a partnership holds the ordinary shares, ADSs, preferred securities, senior notes or subordinated notes the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ordinary shares, ADSs, preferred securities, senior notes or subordinated notes should consult its tax advisor with regard to the U.S. federal income tax treatment of its investment in such securities.
     The summary is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty (as defined under “Spanish Tax Considerations”

above) and is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares, preferred securities, senior notes or subordinated notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.
BBVA ADSs or Ordinary Shares
     For United States federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs.
     The U.S. Treasury has expressed concerns that parties to whom depositary shares are pre-released or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying the depositary share may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary shares. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, as described below. Accordingly, the analysis of the creditability of Spanish taxes described below, and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, could be affected by future actions that may be taken by the parties to whom the depositary shares are pre-released or such intermediaries.
     This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes (as discussed below).
      Taxation of Distributions
     Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders in taxable years beginning before January 1, 2011 will be taxable at a maximum tax rate of 15%. Noncorporate U.S. Holders should consult their own tax advisors to determine the implications of the rules regarding this favorable rate in their particular circumstances.
     The amount of a distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be ordinary gain or loss.
     Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances.

      Sale and Other Disposition of ADSs or Shares
     Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the U.S. dollar value of the amount realized on the disposition. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
      Passive Foreign Investment Company Rules
     Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2007 taxable year, and do not expect to become a PFIC for our current taxable year or in the foreseeable future. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.
     In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder held ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition of an ADS or an ordinary share would be allocated ratably over the U.S. Holder’s holding period for the ADS or the ordinary share. The amounts allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the amount allocated to such taxable year. Similar tax rules would apply to any distribution in respect of ADSs or ordinary shares to the extent in excess of 125% of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. persons that may help mitigate the adverse consequences described above.
     Additionally, if a U.S. Holder owns ADSs or ordinary shares during any year in which we are a PFIC, such holder would be required to make an annual return on IRS Form 8621 for that year, describing the distributions received from BBVA and any gain realized on the disposition of ADSs or ordinary shares. Furthermore, if we are a PFIC in any taxable year in which we pay a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
Preferred Securities of BBVA International Preferred
     Taxation of Distributions
     Subject to the discussion under “—Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on preferred securities will constitute dividend income to the extent paid out of BBVA International Preferred’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The amount taxable as a dividend will include amounts withheld with respect to Spanish taxes, if any. Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by BBVA International Preferred. Subject to applicable limitations, favorable rates of tax, up to a maximum of 15% will apply to dividends paid on the preferred securities received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2011. U.S. Holders should refer to the discussion in the applicable prospectus supplement to determine whether the preferred securities will be eligible for such favorable tax rates.
     The amount of any distribution in a currency other than the U.S. dollar will equal the U.S. dollar value of the foreign currency received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts any foreign currency received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt.
     Distributions with respect to the preferred securities will generally constitute foreign-source income, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. Amounts withheld with respect to Spanish taxes as a result of a failure to comply with the procedures described in “Spanish Tax Considerations— Preferred Securities, Senior Notes and Subordinated Notes — Evidencing of Beneficial Owner Residency in Connection with Distributions” will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.
      Sale, Exchange or Redemption of the Preferred Securities
     Subject to the discussion under “—Passive Foreign Investment Company Rules” below, gain or loss realized by a U.S. Holder on the sale, exchange or redemption of preferred securities will be subject to U.S. federal income tax as capital gain or loss (assuming, in the case of a redemption, that the U.S. Holder does not own, and is not deemed to own, any voting shares of BBVA International Preferred) in an amount equal to the difference between the U.S. Holder’s tax basis in the preferred securities and the U.S. dollar amount realized on the disposition. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the preferred securities for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
      Passive Foreign Investment Company Rules
     Based upon certain look-through rules applicable to related parties and the Proposed Regulations, BBVA International Preferred believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC for its current taxable year or for the foreseeable future. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that BBVA International Preferred will not be considered a PFIC for any taxable year.
     If BBVA International Preferred were a PFIC for any year in which a U.S. Holder held preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the holder makes certain U.S. federal income tax elections. BBVA International Preferred and we will use reasonable efforts to operate BBVA International Preferred in such a manner that BBVA International Preferred does not become a PFIC. If BBVA International Preferred concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of BBVA International Preferred’s PFIC status and to make available certain U.S. federal income tax elections.
     If a U.S. Holder owns preferred securities during any year in which BBVA International Preferred is a PFIC, the holder must file Internal Revenue Service Form 8621 for that year. In addition, if BBVA International Preferred were a PFIC for a taxable year in which it paid a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
BBVA U.S. Senior Notes or BBVA Subordinated Capital Subordinated Notes
     Payments of Interest
     Interest paid on a senior note or subordinated note (together, “Note”) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).
     The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, if any. Interest income earned by a U.S. Holder with respect to a Note will constitute foreign source income for U.S.

federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. In addition, Spanish taxes withheld at a rate not exceeding the Treaty rate from interest income on a note may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income. Amounts withheld with respect to Spanish taxes as a result of a failure to comply with the procedures described in “Spanish Tax Considerations— Preferred Securities, Senior Notes and Subordinated Notes — Evidencing of Beneficial Owner Residency in Connection with Distributions” will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances. Any amounts withheld with respect to interest paid on the Notes and any additional amounts paid with respect to interest pursuant to the Notes would be treated as ordinary interest income.
     Special rules governing the treatment of interest paid with respect to original issue discount notes, including foreign currency notes, are described below.
      Original Issue Discount.
          A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices.

          If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.
          A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for federal income tax purposes. U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, United States Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
          A Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).
     In general, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, will have qualified stated interest if interest is unconditionally payable at least annually during the term of the Note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules; provided that the issue price of the Note does not exceed the total noncontingent principal payments due under the Note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated.
          If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Debt Security will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount unless the Note is issued at a “true” discount (i.e., at a price below the Note’s stated principal amount) in excess of a specified de minimis amount. If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such Notes will be more fully described in the applicable prospectus supplement.
     A note that matures one year or less from its date of issuance (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Accrual method holders and cash method holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.
     Amortizable Bond Premium.
     If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note other than qualified stated interest, the U.S. Holder will be considered to have purchased the Note with amortizable bond premium. In general, amortizable bond premium with respect to any Note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the Note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the Note. Special rules may apply in the case of Notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the Note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.
     If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.
      Sale, Exchange or Retirement of the Notes.
     Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the Note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a Note generally will equal such U.S. Holder’s initial investment in the Note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.
     Except as described below, gain or loss realized on the sale, exchange or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above.
      Foreign Currency Notes.
     The rules applicable to foreign currency notes could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.
     A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.
     An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. Holder may recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.
     A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service.
     Original issue discount and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency.
     If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any bond premium will be taken into account in determining the overall gain or loss on the Notes and any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.
     A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.
     Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the payment is received or the Note is disposed of, (or if the Note is traded on an established securities market, on the settlement date if the holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The foreign currency gain or loss for U.S. Holders will be U.S.-source. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of market discount not previously included in the U.S. Holder’s income or, in the case of a short-term note, to the extent of any discount not previously included in the U.S. Holder’s income).
     A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. Provided the foreign currency notes are traded on an established securities market, a cash-method U.S. Holder who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual-method U.S. Holder may elect the same treatment for all purchases and sales of foreign currency notes, provided the foreign currency notes are traded on an established securities market. This election cannot be revoked without the consent of the Internal Revenue Service. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.
     A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a Foreign Currency Note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its own tax adviser regarding the need to file a reportable transaction disclosure statement.
Information Reporting and Backup Withholding
     Payments of dividends on, interest and the proceeds from a sale or other disposition of, ADSs, ordinary shares, preferred securities, senior notes or subordinated notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

BENEFIT PLAN INVESTOR CONSIDERATIONS
     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the securities described in this prospectus. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. For example, if we and/or certain of our affiliates are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the securities described in this prospectus by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below).
     Accordingly, the securities described in this prospectus may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption provided by new Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or Plan Asset Entity or (b) its purchase and holding of the securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the securities will be required to represent (and such purchase or holding will be deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.
     Each purchaser and holder of the securities covered by this prospectus has exclusive responsibility for ensuring that its purchase and holding of the preferred securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION
     We and, in the case of the preferred securities and the notes, the relevant subsidiary issuer, may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours or the subsidiary issuers. In addition, we may issue our ordinary shares in a subscription rights offering to our existing shareholders.
     We and the relevant subsidiary issuer may designate selling agents from time to time to solicit offers to purchase these securities. We and the relevant subsidiary issuer will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933 and state any commissions we or the relevant subsidiary issuer are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
     If we or any relevant subsidiary issuer use any underwriters to offer and sell these securities, we and the relevant subsidiary issuer, if any, will enter into an underwriting agreement with those underwriters when we and the relevant subsidiary, if any, issuer and they determine the offering price of the securities, and we and the relevant subsidiary issuer, if any, will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.
     If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
     If we or a subsidiary issuer use(s) a dealer to offer and sell these securities, we or the relevant subsidiary issuer will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.
     A subsidiary issuer’s or our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.
     Offers to purchase securities may be solicited directly by us or the relevant subsidiary issuer, and the sale of those securities may be made by us or the relevant subsidiary issuer directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement.
     One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, a subsidiary issuer or any of our other subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, a subsidiary issuer or any of our other subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with the securities they remarket.
     In order to facilitate the offering of the securities covered by this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. Finally, in any offering of the securities covered by this prospectus through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of such securities. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
     Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us and/or a subsidiary issuer, as the case may be, to indemnification by us and/or such subsidiary issuer against some civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us and/or such subsidiary issuer in the ordinary course of business.
     If so indicated in the applicable prospectus supplement, we and the relevant subsidiary issuer will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us or the relevant subsidiary issuer at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these offers.
     Our ADSs, each of which represents one ordinary share, are listed on the New York Stock Exchange under the trading symbol “BBV.”
     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
     To the extent an initial offering of the securities will be distributed by an affiliate of ours or of one of the subsidiary issuers, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a Financial Industry Regulatory Authority (FINRA) member firm’s distribution of securities of an affiliate.
     Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.
     In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us, one or more subsidiary issuers and/or our, its and/or their affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES
     The validity of our and the subsidiary issuers’ securities, where applicable, and certain other matters of Spanish law will be passed upon for us and the subsidiary issuers by Garrigues, our and the subsidiary issuers’ Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us and the subsidiary issuers by Davis Polk & Wardwell, our and the subsidiary issuers’ U.S. counsel, and for any underwriters or agents by Sullivan & Cromwell LLP, the underwriters’ U.S. counsel.
EXPERTS
     The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from BBVA’s 2007 Form 20-F have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements of BBVA and its subsidiaries (the “BBVA Group”) and include an explanatory paragraph stating that the International Financial Reporting Standards adopted by the European Union required to be applied under the Bank of Spain’s Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Note 63 to the consolidated financial statements of the BBVA Group, that such Note explains that the BBVA Group under U.S. GAAP changed its method of recognition of actuarial gains and losses regarding defined benefit plans from the deferral method to immediate recognition in 2005 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
     Each of BBVA and the subsidiary issuers is a limited liability company (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of our directors and executive officers and all of the directors and officers of the subsidiary issuers, and certain of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets and the assets of the subsidiary issuers and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. We and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the preferred securities, senior notes and subordinated notes and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
BBVA
     Indemnification under BBVA’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA’s current and former directors will be liable to BBVA and the shareholders and the creditors of BBVA for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Directors & Officers Insurance
     BBVA maintains an insurance policy that protects its officers and directors from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA International Preferred
     Indemnification under BBVA International Preferred’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA International Preferred’s current and former directors will be liable to BBVA International Preferred and the shareholders and the creditors of BBVA International Preferred for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA International Preferred’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA International Preferred, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA U.S. Senior
     Indemnification under BBVA U.S. Senior’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA U.S. Senior’s current and former directors will be liable to BBVA U.S. Senior and the shareholders and the creditors of BBVA U.S. Senior for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA U.S. Senior’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA U.S. Senior, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA Subordinated Capital
     Indemnification under BBVA Subordinated Capital’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA Subordinated Capital’s current and former directors will be liable to BBVA Subordinated Capital and the shareholders and the creditors of BBVA Subordinated Capital for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA Subordinated Capital’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA Subordinated Capital, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	*

1.2	Form of Underwriting Agreement for Preferred Securities	*

1.3	Form of Underwriting Agreement for Senior Notes and Subordinated Notes	*

3.1	Amended and Restated bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)

3.2	Bylaws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	**

3.3	Bylaws (Estatutos) of BBVA U.S. Senior, S.A. Unipersonal (English translation)

3.4	Bylaws (Estatutos) of BBVA Subordinated Capital, S.A. Unipersonal (English translation)

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Form of Preferred Security	**

4.3	Form of Preferred Security Guarantee	**

4.4	Regulations of the Syndicate of BBVA International Preferred S.A. Unipersonal Preferred Security Holders

4.5	Senior Indenture among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders

4.6	Form of Senior Notes

4.7	Subordinated Indenture among BBVA Subordinated Capital, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Subordinated Guarantee and form of Regulations of the Syndicate of Subordinated Note Holders

4.8	Form of Subordinated Notes

5.1	Opinion of J&A Garrigues, S.L.P. as to the validity of the preferred securities and the preferred securities guarantees	**

5.2	Opinion of J&A Garrigues, S.L.P. as to the validity of the ordinary shares, the senior notes, the subordinated notes, the senior guarantees and the subordinated guarantees

5.3	Opinion of Davis Polk & Wardwell as to the senior notes and the subordinated notes

12	Statement Regarding Computation of Ratios

23.1	Consent of Deloitte, S.L.

23.2	Consent of J&A Garrigues, S.L.P. (included in Exhibits 5.1 and 5.2)

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.3)

24.1	Power of Attorney of Banco Bilbao Vizcaya Argentaria, S.A. (included in BBVA signature page)	**

24.2	Power of Attorney of BBVA International Preferred, S.A. Unipersonal (included on BBVA International Preferred, S.A. Unipersonal signature page)

24.3	Power of Attorney of BBVA U.S. Senior, S.A. Unipersonal

Number	Description	Incorporated by Reference to Filings Indicated
(included on BBVA U.S. Senior, S.A. Unipersonal signature page)

24.4	Power of Attorney of BBVA Subordinated Capital, S.A. Unipersonal (included on BBVA Subordinated Capital, S.A. Unipersonal signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture and the subordinated indenture

*	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

**	Previously Filed.

Item 10. Undertakings
     The undersigned registrants hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Banco Bilbao Vizcaya Argentaria, S.A.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against any registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Banco Bilbao Vizcaya Argentaria, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 18, 2008.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
	Title:	Deputy CFO

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Mr. Manuel González Cid and Mr. Pedro Ma Urresti Laca, and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Francisco González Rodríguez	Chairman of the Board of Directors and Chief Executive Officer	July 18, 2008

* José Ignacio Goirigolzarri Tellaeche	President and Chief Operating Officer	July 18, 2008

* Tomás Alfaro Drake	Director	July 18, 2008

* Juan Carlos Álvarez Mezquíriz	Director	July 18, 2008

Signature	Title	Date

* Rafael Bermejo Blanco	Director	July 18, 2008

* Richard C. Breeden	Director	July 18, 2008

* Ramón Bustamante y de la Mora	Director	July 18, 2008

* José Antonio Fernández Rivero	Director	July 18, 2008

* Ignacio Ferrero Jordi	Director	July 18, 2008

* Román Knörr Borrás	Director	July 18, 2008

* Carlos Loring Martínez de Irujo	Director	July 18, 2008

* José Maldonado Ramos	Director and General Secretary	July 18, 2008

* Enrique Medina Fernández	Director	July 18, 2008

* Susana Rodríguez Vidarte	Director	July 18, 2008

* Manuel González Cid	Chief Financial Officer	July 18, 2008

Signature	Title	Date

* Javier Malagón Navas	Chief Accounting Officer	July 18, 2008

/s/ Emilio de las Heras Muela Emilio de las Heras Muela	Authorized Representative of Banco Bilbao Vizcaya Argentaria, S.A. in the United States	July 18, 2008

*By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
	Title:	Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, BBVA International Preferred, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 18, 2008.

BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL

By:	/s/ Pedro Ma Urresti Laca

Name: Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA International Preferred, S.A. Unipersonal, as authorized representative of BBVA International Preferred, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Ana Fernández Manrique and Juan Isusi Garteiz Gogeascoa and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pedro Ma Urresti Laca	Chairman of the Board of Directors and Director	July 18, 2008
Pedro Ma Urresti Laca

/s/ Ana Fernández Manrique	Director	July 18, 2008
Ana Fernández Manrique

/s/ Francisco Javier Colomer Betoret	Director	July 18, 2008
Francisco Javier Colomer Betoret

Signature	Title	Date

/s/ Juan Isusi Garteiz Gogeascoa	Director	July 18, 2008
Juan Isusi Garteiz Gogeascoa

/s/ Juan Carlos García Pérez	Director	July 18, 2008
Juan Carlos García Pérez

/s/ Tomás Sánchez Zabala	Director	July 18, 2008
Tomás Sánchez Zabala
/s/ Ricardo Marine	Authorized Representative of BBVA International Preferred, S.A. Unipersonal in the United States	July 18, 2008
Ricardo Marine

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, BBVA U.S. Senior, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 18, 2008.

BBVA U.S. SENIOR, S.A. UNIPERSONAL

By:	/s/ Pedro Ma Urresti Laca

Name: Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA U.S. Senior, S.A. Unipersonal, as authorized representative of BBVA U.S. Senior, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Ana Fernández Manrique and Juan Isusi Garteiz Gogeascoa and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of Directors and Director	July 18, 2008
Pedro Ma Urresti Laca

/s/ Ana Fernández Manrique	Director	July 18, 2008
Ana Fernández Manrique

/s/ Juan Isusi Garteiz Gogeascoa	Director	July 18, 2008
Juan Isusi Garteiz Gogeascoa

/s/ Raúl Moreno Carnero	Director	July 18, 2008
Raúl Moreno Carnero

Signature	Title	Date

/s/ Juan Carlos García Pérez	Director	July 18, 2008
Juan Carlos García Pérez

/s/ Tomás Sánchez Zabala	Director	July 18, 2008
Tomás Sánchez Zabala

/s/ Ricardo Marine	Authorized Representative of BBVA U.S. Senior, S.A. Unipersonal in the United States	July 18, 2008
Ricardo Marine

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, BBVA Subordinated Capital, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 18, 2008.

BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL

By:	/s/ Pedro Ma Urresti Laca

Name: Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA Subordinated Capital, S.A. Unipersonal, as authorized representative of BBVA Subordinated Capital, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Ana Fernández Manrique and Juan Isusi Garteiz Gogeascoa and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of Directors and Director	July 18, 2008
Pedro Ma Urresti Laca

/s/ Ana Fernández Manrique	Director	July 18, 2008
Ana Fernández Manrique

/s/ Juan Isusi Garteiz Gogeascoa	Director	July 18, 2008
Juan Isusi Garteiz Gogeascoa

/s/ Raúl Moreno Carnero	Director	July 18, 2008
Raúl Moreno Carnero

Signature	Title	Date

/s/ Tomás Sánchez Zabala	Director	July 18, 2008
Tomás Sánchez Zabala

/s/ Francisco Javier Colomer Betoret	Director	July 18, 2008
Francisco Javier Colomer Betoret

/s/ Juan Carlos García Pérez	Director	July 18, 2008
Juan Carlos García Pérez
/s/ Ricardo Marine	Authorized Representative of BBVA Subordinated Capital, S.A. Unipersonal in the United States	July 18, 2008
Ricardo Marine

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	*

1.2	Form of Underwriting Agreement for Preferred Securities	*

1.3	Form of Underwriting Agreement for Senior Notes and Subordinated Notes	*

3.1	Amended and Restated bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)

3.2	Bylaws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	**

3.3	Bylaws (Estatutos) of BBVA U.S. Senior, S.A. Unipersonal (English translation)

3.4	Bylaws (Estatutos) of BBVA Subordinated Capital, S.A. Unipersonal (English translation)

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Form of Preferred Security	**

4.3	Form of Preferred Security Guarantee	**

4.4	Regulations of the Syndicate of BBVA International Preferred S.A. Unipersonal Preferred Security Holders

4.5	Senior Indenture among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders

4.6	Form of Senior Notes

4.7	Subordinated Indenture among BBVA Subordinated Capital, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Subordinated Guarantee and form of Regulations of the Syndicate of Subordinated Note Holders

4.8	Form of Subordinated Notes

5.1	Opinion of J&A Garrigues S.L.P. as to the validity of the preferred securities and the preferred securities guarantees	**

5.2	Opinion of J&A Garrigues S.L.P. as to the validity of the ordinary shares, the senior notes, the subordinated notes, the senior guarantees and the subordinated guarantees

5.3	Opinion of Davis Polk & Wardwell as to the senior notes and the subordinated notes

12	Statement Regarding Computation of Ratios

23.1	Consent of Deloitte, S.L.

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibits 5.1 and 5.2)

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.3)

24.1	Power of Attorney of Banco Bilbao Vizcaya Argentaria, S.A. (included in BBVA signature page)	**

24.2	Power of Attorney of BBVA International Preferred, S.A. Unipersonal (included on BBVA International Preferred, S.A. Unipersonal signature page)

24.3	Power of Attorney of BBVA U.S. Senior, S.A. Unipersonal

II-2

Number	Description	Incorporated by Reference to Filings Indicated
(included on BBVA U.S. Senior, S.A. Unipersonal signature page)

24.4	Power of Attorney of BBVA Subordinated Capital, S.A. Unipersonal (included on BBVA Subordinated Capital, S.A. Unipersonal signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture and the subordinated indenture

*	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

**	Previously Filed.